Exhibit 2

[Securities Code: 5963] September 10, 2012

To: All Shareholders,

Hitachi Tool Engineering, Ltd. President & Representative Director, Hirokazu Tanaka 2-1, Shibaura 1-chome, Minato-ku, Tokyo

NOTICE OF CONVOCATION OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

(English translation)

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgments.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in the open market or privately negotiated purchases.

We hereby notify you that an extraordinary general meeting of shareholders will be held as specified below. Your attendance is appreciated.

If you are unable to attend the meeting, you are entitled to cast your votes in writing. In order to do so, upon reviewing the Shareholders Meeting Reference Documents below, please indicate your approval or disapproval of the proposal on the enclosed Voting Form and return the same by 5:00 p.m. on Tuesday September 25, 2012.

1.	Date:	10:00 a.m., Wednesday September 26, 2012

2.	Venue:	World Trade Center Building 38F (Fontaine), 4-1, Hamamatsucho 2-chome, Minato-ku, Tokyo (Please see the map attached at the end of this letter)

3.	Subject matter Matter to be resolved

Proposal: Approval for the Share Exchange Agreement by and between Hitachi Tool Engineering, Ltd., and Hitachi Metals, Ltd.

Yours Sincerely,

~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~ ~~

If you attend the meeting, please submit the enclosed Voting Form to the reception.

Any revisions to the Shareholders Meeting Reference Documents will be posted on our website (http://www.hitachi-tool.co.jp).

Shareholders’ Meeting Reference Documents

Proposal: Approval for the Share Exchange Agreement by and between Hitachi Tool Engineering, Ltd.,

and Hitachi Metals, Ltd.

Hitachi Tool Engineering, Ltd., (“Hitachi Tool”) and Hitachi Metals, Ltd., (“Hitachi Metals”) have resolved, at their respective Board of Directors Meetings held on July 27, 2012, to implement a share exchange (hereafter, the “Share Exchange”) to make Hitachi Tool a wholly owned subsidiary of Hitachi Metals, and on the same date a share exchange agreement was entered into by and between Hitachi Metals and Hitachi Tool for this purpose (hereafter, the “Share Exchange Agreement”).

We therefore hereby ask your approval to approve the Share Exchange Agreement.

The Share Exchange is scheduled to become effective as of November 1, 2012. Further, the procedure for the Share Exchange for Hitachi Metals is scheduled to be implemented pursuant to a short-form share exchange procedure (kani-kabushikikoukan) provided in Article 796, Paragraph 3, of the Companies Act for which approval at Hitachi Metals’ General Meeting of Shareholders is not required.

If this proposal is approved, Hitachi Metal will become a parent company holding 100% ownership of Hitachi Tool as of November 1, 2012, the date on which the Share Exchange becomes effective. Moreover, as all stock of Hitachi Tool will be owned by Hitachi Metals, Hitachi Tool will be delisted from stock exchange as of October 29, 2012 (the last trading date will be October 26, 2012).

1.	Purpose of the Share Exchange

Since its foundation, Hitachi Metals has strived continuously to contribute to society and growth by offering original products through the practice of “quality-based management” under the management philosophy of “contributing to society by creating ‘the best possible company’”. Hitachi Metals has three business segments, with respective core technologies for each in the high-functional materials field: High-grade metal products and materials (specialty steels, rolls, soft magnetic materials and cutting tools), Electronics and IT devices (magnets, and IT equipment components) and High-grade functional components and equipment (casting components for automobiles, piping components and construction components). Taking advantage of such core technologies, Hitachi Metals engages in global business development in the areas of automobiles, electronics and industrial infrastructure. Given the increasing push towards a low-carbon emissions society in many countries and regions around the world, Hitachi Metals focuses significant management resources on environment-friendly products to accelerate the development of these products and launch them in the market. At the same time, the company strives to reinforce its business structure in the pursuit of sustainable growth.

Hitachi Tool has offered the latest tools to enable high-accuracy, high-efficiency, high-speed machining with development technology as its foundation and the management principle of contributing to customers and to society. Hitachi Metals currently holds 51.37% (including indirect holdings) of Hitachi Tool’s outstanding shares and treats Hitachi Tool as a consolidated subsidiary. Both companies keep close cooperative relations in terms of R&D and marketing and endeavor to raise group-wide corporate value through the provision of high-quality products and services by mutually utilizing their respective management resources in an effective manner.

However, the external environment has changed rapidly in recent years and competition is expected to intensify in the market domains where both companies operate their business activities. At present, Hitachi Metals engages in the molds and tool steels business, whereas Hitachi Tool is in the cemented carbide tools business. Both companies have reached a common recognition that there is a need to draw on their respective management resources throughout all processes from product development to sales, in order to ensure that both companies continue to grow sustainably, and so that each company can develop a global structure and strengthen its new product development and sales capabilities.

In recognition of the above, Hitachi Metals and Hitachi Tool have decided that, to ensure future business growth and increase the corporate value of the Hitachi Metals Group, it would be best for them to pursue synergies available through the effective utilization of their respective management resources in the tool steels and mold materials businesses of Hitachi Metals and of the tools and surface treatment business of Hitachi Tool by making Hitachi Tool a wholly owned subsidiary of Hitachi Metals.

In concrete terms, the anticipated synergies are as follows:

1)	the ability to provide total solutions ranging from material development to processing, which are desired by the market, in the molds and tool steels business of Hitachi Metals and the cemented carbide tools business of Hitachi Tool;

2)	in terms of production and marketing, the potential for Hitachi Tool to further expand its global sales in the cemented carbide tools business and adapt to an expanding customer base by drawing on Hitachi Metals’ global network, and for Hitachi Metals, in turn, to expand its customer base for high-grade specialty metals including tool steels by utilizing Hitachi Tool’s sales network;

3)	the ability for both companies to shorten the lead time from the development of environment-friendly products to the launch of such products in the market, through the fusion of the two companies’ technologies;

4)	growth in sales of Hitachi Tool’s high-performance tools in the field of difficult-to-cut materials for the aviation and energy industries, an area in which Hitachi Metals has been focusing some effort in anticipation of new business opportunities and future growth;

5)	the ability of the Hitachi Metals Group to take more flexible group-wide actions in its capital policy, in order to meet any funding requirements in case of the need for larger investments by making Hitachi Tool a wholly owned subsidiary of Hitachi Metals; and

6)	for Hitachi Metals, not only growth in sales for its own products, but also an increase in the corporate value of the entire Group.

Hitachi Metals intends to respect the autonomy of Hitachi Tool after making it a wholly owned subsidiary in order to allow Hitachi Tool to take full advantage of the many excellent features of its operation and systems as well as its unique business characteristics.

2.	Outline of the Share Exchange

The Share Exchange Agreement executed by and between Hitachi Tool and Hitachi Metals on July 27, 2012 is as follows.

Share Exchange Agreement (Copy)

This Share Exchange Agreement is executed by and between Hitachi Metals, Ltd., (“Hitachi Metals”) and Hitachi Tool Engineering, Ltd., (“Hitachi Tool”) on the following terms and conditions (the “Agreement”).

Article 1  Method of Share Exchange

Hitachi Metals and Hitachi Tool agree to conduct a share exchange making Hitachi Metals a wholly-owning parent company, and Hitachi Tool a wholly-owned subsidiary (the “Share Exchange”), whereupon Hitachi Metals shall acquire all of Hitachi Tool’s issued and outstanding shares (excluding those shares in Hitachi Tool already held by Hitachi Metals).

Article 2  Trade Name and Address

The trade names and address of the parties to the Share Exchange are as follows:

(1)	The wholly-owning parent company
	Trade name:	Hitachi Metals, Ltd.,
	Address:	2-1 Shibaura1-chome, Minato-ku, Tokyo

(2)	The wholly-owned subsidiary
	Trade name:	Hitachi Tool Engineering, Ltd.,
	Address:	2-1 Shibaura 1-chome, Minato-ku, Tokyo

Article 3  Delivery of Shares Subject to Share Exchange and Ratio

1.	Hitachi Metals shall provide those who are shareholders in Hitachi Tool (excluding Hitachi Metals; such shareholders being referred to herein as “Allocable Shareholders”) immediately prior to the point in time at which Hitachi Metals acquires all issued and outstanding shares of Hitachi Tool (excluding those shares owned by Hitachi Metals) in connection with the Share Exchange (the “Base Time”), with ordinary shares in Hitachi Metals in the amount of the total number of Hitachi Tool’s ordinary shares held multiplied by one in exchange for shares of Hitachi Tool.

2.	Upon the Share Exchange, Hitachi Metals shall allot to Allocable Shareholders one ordinary share of Hitachi Metals for each ordinary share in Hitachi Tool held by each such Allocable Shareholder.

Article 4  Amount of Capital and Reserves of Hitachi Metal

The amount of capital and reserves held by Hitachi Metals will not change as a result of the Share Exchange.

Article 5  Effective Date

The effective date of the Share Exchange (the “Effective Date”) shall be November 1, 2012; provided, however, that this may be revised upon discussion between the parties if necessary for procedural or other reasons in connection with the Share Exchange.

Article 6  Shareholder Approval

1.	Pursuant to the provision of Article 796, Paragraph 3 of the Companies Act, Hitachi Metals intends to conduct the Share Exchange without obtaining approval to this Agreement at a General Meeting of Shareholders as otherwise stipulated pursuant to Article 795 Paragraph 1 of the Companies Act; provided, however, that in the event that it becomes necessary to obtain approval to this Agreement at a General Meeting of Shareholders pursuant to Article 796 Paragraph 4 of the Companies Act, then Hitachi Metals shall hold a General Meeting of Shareholders prior to the Effective Date and pass a resolution approving this Agreement and other necessary matters relating to the Share Exchange.

2.	Hitachi Tool shall hold a General Meeting of Shareholders prior to the Effective Date and pass a resolution approving this Agreement and other necessary matters relating to the Share Exchange.

3.	The preceding two paragraphs may be amended upon discussion between the parties if such amendment becomes necessary in connection with the procedures of the Share Exchange or for other reasons.

Article 7  Handling of Hitachi Tool Treasury Stock

Hitachi Tool will, pursuant to a resolution at a Board of Directors Meeting to be held prior to the Effective Date, cancel all its treasury stock (including shares of treasury stock to be acquired by buyback as required upon request from certain shareholders in accordance with Article 785 Paragraph 1 of the Companies Act) that it holds up to the Base Time.

Article 8  Distribution of Surplus

1.	Hitachi Metals may distribute surplus to shareholders of its ordinary shares and registered share pledgees of its ordinary shares, as listed or recorded in the shareholder registry as at the close of business on September 30, 2012, up to a total amount of seven (7) yen per ordinary share.

2.	Hitachi Tool may distribute surplus to shareholders of its ordinary shares and registered share pledgees of its ordinary shares, as listed or recorded in the shareholder registry as at the close of business on September 30, 2012, up to a total amount of ten (10) yen per ordinary share.

3.	Hitachi Metals and Hitachi Tool agree that with the exception of that provided in the preceding two paragraphs neither shall resolve to distribute any surplus funds between the date of execution hereof until the Effective Date.

Article 9  Management of Company Assets

Hitachi Metals and Hitachi Tool shall manage their respective companies/businesses and company assets with the due care of a prudent manager between the date of execution hereof until the Effective Date, and conduct any activities that may have a material impact on their assets or rights and/or obligations upon prior discussion between Hitachi Metals and Hitachi Tool.

Article 10  Changes to Terms of Share Exchange and Agreement Termination

In the event that any material change occurs in the state of the respective assets or management of Hitachi Metals or Hitachi Tool between the date of execution hereof and the Effective Date, there would clearly be a material impediment to execution of the Share Exchange, or it otherwise becomes difficult to achieve the purpose of this Agreement, then upon discussion and agreement between Hitachi Metals and Hitachi Tool, the terms of the Share Exchange or other terms of this Agreement may be amended, or this Agreement terminated.

Article 11  Validity of this Agreement

In the event that the number of Hitachi Metals shareholders who provide notice of opposition exceeds the number prescribed in Article 796 Paragraph 4 of the Companies Act and Article 197 of the Ordinance for Enforcement of the Companies Act, and this Agreement is put to a resolution at a General Meeting of Shareholders of Hitachi Metals prior to the Effective Date but fails to be approved, or this Agreement is put to a resolution at a General Meeting of Shareholders of Hitachi Tool prior to the Effective Date but fails to be approved, or a permission, etc. from the regulatory authority required prior to the Effective Date pursuant to law or regulation in order to conduct the Share Exchange is not obtained, or this Agreement is terminated pursuant to the preceding Article, then this Agreement shall lose all force and effect.

Article 12  Discussion

Any matters necessary for the Share Exchange which are not expressly prescribed herein shall be resolved and decided upon discussion between Hitachi Metals and Hitachi Tool in accordance with the purpose of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed in duplicate with Hitachi Metals and Hitachi Tool signing and sealing hereto, each retaining one copy.

Date: July 27, 2012

Hitachi Metals

Hitachi Metals, Ltd.

Hiroyuki Fujii    (seal)

President and Chief Executive Officer

2-1 Shibaura1-chome, Shibaura, Minato-ku, Tokyo

Hitachi Tool

Hitachi Tool Engineering, Ltd.

Hirokazu Tanaka            (seal)

President and Representative Director

2-1 Shibaura1-chome, Shibaura, Minato-ku, Tokyo

3.	Appropriateness of Share Exchange Price

(1)	Appropriateness of allotment ratio and total number of shares for consideration

Each share of Hitachi Tool will be exchanged for one ordinary share in Hitachi Metals as a result of the Share Exchange.

1)	Calculation Basis

To ensure the fairness of the share exchange ratio for the Share Exchange, each of the parties decided to request a separate independent third-party valuation institution to calculate a share exchange ratio. For this purpose, Hitachi Metals appointed Daiwa Securities Co. Ltd. (hereafter, “Daiwa Securities”) and Hitachi Tool appointed Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (hereafter, “Mitsubishi UFJ Morgan Stanley Securities”).

Daiwa Securities determined that the value of Hitachi Metals’ and Hitachi Tool’s stock should be analyzed using the market price analysis based on the fact that the stock of both companies is listed on the financial instruments exchange market and that the market price of Hitachi Metals’ and Hitachi Tool’s stock is readily available. (Daiwa Securities designated July 26, 2012, as the calculation base date and utilized the average closing prices for the one (1), three (3) and six (6) month(s) periods prior to the calculation base date, of Hitachi Metals’ stock on the First Section of the Tokyo Stock Exchange and of Hitachi Tool’s stock on the First Section of the Tokyo Stock Exchange.) In addition, Daiwa Securities utilized the discounted cash flow (“DCF”) analysis to calculate the value of Hitachi Metals’ stock to reflect the status of future business activities.

The chart below indicates the valuation ranges estimated by each method in the event that the value per share of Hitachi Metals’ stock is set as one (1).

Approach Adopted	Valuation Ranges of Share Exchange Ratio
Market Price Analysis	0.81 ~ 0.84
DCF Analysis	0.82 ~ 1.02

In calculating the above Share Exchange Ratios, Daiwa Securities relied on the information provided by both companies and publicly available information, assuming that such information was accurate and complete without independent verification of the accuracy or completeness of such information. Daiwa Securities neither conducted an independent evaluation, appraisal or assessment, including evaluation or analysis of each asset or liability, nor has it requested a third-party institution to value or appraise the assets or liabilities (including off-balance sheet assets and liabilities and other contingent liabilities) of either company or their subsidiaries and affiliates. In addition, it is presumed that the business plans and the financial forecast obtained from both companies have been reasonably prepared with appropriate means based on the best currently available forecast and judgment of the management of both companies.

Meanwhile, Mitsubishi UFJ Morgan Stanley Securities determined that the value of Hitachi Metals’ and Hitachi Tool’s stocks should be analyzed using the market price analysis based on the fact that the stocks of both companies are listed on financial instruments exchanges and that the market price of Hitachi Metals’ and Hitachi Tool’s stock is readily available. (Mitsubishi UFJ Morgan Stanley Securities designated July 25, 2012, as the calculation base date and utilized the closing price on the calculation base date, as well as the average closing prices on the respective trading days just one (1) week, one (1), three (3) and six (6) month(s) before the calculation base date, of Hitachi Metals’ stock on the First Section of the Tokyo Stock Exchange and of Hitachi Tool’s stock on the First Section of the Tokyo Stock Exchange.) Mitsubishi UFJ Morgan Stanley Securities also utilized the comparable peer company analysis because there were several listed companies comparable with Hitachi Metals and Hitachi Tool, of which each share value could be determined by analogy through a comparative analysis of peer companies. In addition, Mitsubishi UFJ Morgan Stanley Securities utilized the DCF analysis to calculate the value of Hitachi Metals’ and Hitachi Tool’s stock to reflect the state of their respective future business prospects.

The chart below indicates the valuation ranges estimated by each method in the event that the value per share of Hitachi Metals’ stock is set as one (1).

Approach Adopted	Valuation Ranges of Share Exchange Ratio
Market Price Analysis	0.84 ~ 0.89
Comparable Peer Company Analysis	0.74 ~ 1.00
DCF Analysis	0.85 ~ 1.20

In calculating the above share exchange ratios, Mitsubishi UFJ Morgan Stanley Securities relied on the information provided by both companies and publicly available information, assuming that such information was accurate and complete without independent verification of the accuracy or completeness of such information. Mitsubishi UFJ Morgan Stanley Securities did not conduct an independent evaluation or assessment, and did not request a third-party institution to value or appraise the assets or liabilities (including off-balance sheet assets and liabilities and other contingent liabilities) of either company or their affiliates. In addition, it is presumed that information on the financial forecast obtained from both companies has been reasonably prepared based on the best currently available forecast and judgment of the management of both companies. The calculation of the share exchange ratio results provided by Mitsubishi UFJ Morgan Stanley Securities reflects the aforementioned information that was available as of July 25, 2012.

In the respective profit plans provided by Hitachi Metals to Daiwa Securities and Mitsubishi UFJ Morgan Stanley Securities as basic materials for use in the valuation via the DCF analysis, there were no fiscal years in which profit is expected to increase or decrease considerably.

On the other hand, in the profit plans provided by Hitachi Tool to Daiwa Securities and Mitsubishi UFJ Morgan Stanley Securities for use in the valuation via the DCF analysis, a considerable increase in revenues and the accompanying profit increase are expected for the fiscal year ending March 2014. This forecast is based on the belief at Hitachi Tool that its operating results are likely to improve due to appropriate measures such as shifting production overseas to cope with yen appreciation and further cost reduction activities in addition to an increase in earnings resulting from measures such as sales growth in emerging nations and the launch of new products in the molds and difficult-to-cut materials fields, although a tough external environment is expected to continue in view of the global economic downturn accompanying the financial crisis in Europe and further rapid appreciation of the yen.

2)	Background to the Calculation

Hitachi Metals and Hitachi Tool engaged in serious negotiations and discussions based on the calculation results, bearing in mind their respective financial conditions, performance trends and stock price movements, etc., and sought third-party advice regarding the share exchange ratio, which was provided by the abovementioned third-party valuation institutions. As a result, Hitachi Metals and Hitachi Tool determined that the share exchange ratio was reasonable and advantageous to the shareholders of both companies, and decided to implement the Share Exchange pursuant to the Share Exchange Ratio at the respective Board of Directors Meeting held on July 27, 2012. On the same date, Hitachi Metals and Hitachi Tool subsequently entered into the Share Exchange Agreement.

3)	Relationships with the Valuation Institutions

Daiwa Securities, which is the financial advisor (third-party valuation institution) of Hitachi Metals, is not a related party of Hitachi Metals or Hitachi Tool and does not have a material interest that needs to be disclosed in connection with the Share Exchange.

Mitsubishi UFJ Morgan Stanley Securities which is the financial advisor (third-party valuation institution) of Hitachi Tool, is not a related party of Hitachi Metals or Hitachi Tool and does not have a material interest that needs to be disclosed in connection with the Share Exchange.

(2)	Reason for Selecting Ordinary Shares of Hitachi Metals for Share Exchange Consideration

We, Hitachi Tool, have chosen, together with Hitachi Metals, to conduct this Share Exchange in the form of a share exchange with Hitachi Metals using its ordinary shares as consideration to acquire all outstanding shares in Hitachi Tool making Hitachi Tool a wholly-owned subsidiary of Hitachi Metals.

We have come to the conclusion that a share exchange using shares of Hitachi Metals as consideration is the most appropriate option, both in terms of the capital policy of the entire Hitachi Metals Group after the Share Exchange, and for shareholders in the sense that: (a) ordinary shares of Hitachi Metals, whose shares will be used as consideration for the Share Exchange, are listed on the first section of the Tokyo Stock Exchange and the first section of the Osaka Securities Exchange, and this ensures continued liquidity in these shares after the Share Exchange; (b) current minority shareholders of Hitachi Tool who are allocated less than the 1,000 share unit in Hitachi Metals will become fractional holders of shares less than one unit (tangen miman kabushiki) which cannot be traded on an exchange, but Hitachi Metals will either repurchase such shares (kaitori seido), or allow shareholders to purchase additional shares to make up one unit (kaimashi seido); and (c) by receiving shares in Hitachi Metals as Share Exchange Consideration, the interests of current shareholders of Hitachi Tool is protected, enabling them to share in the synergies that come with our becoming a wholly-owned subsidiary.

(3)	Measures to Ensure Fairness

The following measures are in place in order to ensure fairness of the Share Exchange and avoid any conflicts of interest when conducting the Share Exchange as Hitachi Metals holds 51.37% (including indirect holdings) of Hitachi Tool’s outstanding shares.

1)	The share exchange ratio calculated by an independent third-party valuation institution

Hitachi Tool requested Mitsubishi UFJ Morgan Stanley Securities, a third-party valuation institution, to calculate the share exchange ratio to be used for the Share Exchange as stated in 3. (1) above (herein the “Share Exchange Ratio”) from the viewpoint of ensuring the fairness of the Share Exchange Ratio, and Hitachi Tool subsequently conducted thorough negotiation and discussion with Hitachi Metals as to the share exchange ratio based on such calculation results, and resolved, at the Board of Directors Meeting held on July 27, 2012, to implement the Share Exchange pursuant to the Share Exchange Ratio.

2)	Legal Advice

Hitachi Tool has retained Atsumi & Sakai as its legal advisor for the Share Exchange and the company has been advised from a legal perspective.

3)	Opinions from Independent Directors

Hitachi Tool requested that Tadao Tsuya, an outside Corporate Auditor of Hitachi Tool who has no interest in Hitachi Metals being a controlling shareholder for Hitachi Tool and having been designated as an independent auditor with the Tokyo Stock Exchange and the Osaka Securities Exchange, examine whether Hitachi Tool’s decision on the Share Exchange would be disadvantageous to minority shareholders of Hitachi Tool in accordance with the rules stipulated by the Tokyo Stock Exchange and the Osaka Securities Exchange. Consequently, Hitachi Tool obtained his opinion written to the Board of Directors (the “Opinion in Writing”) as of July 27, 2012, that Hitachi Tool’s decision on the Share Exchange would not be disadvantageous to minority shareholders of Hitachi Tool after his comprehensive examination of various factors such as the purpose of the Share Exchange, the procedures for negotiations related to the Share Exchange, the fairness of the Share Exchange Ratio and the improvement of Hitachi Tool’s corporate value.

4)	Approval of Directors who are not Interested Parties and Opinions from Auditors

Of the six Directors of Hitachi Tool, Akitoshi Hiraki, who concurrently serves as Vice President and Managing Officer of Hitachi Metals, neither participated in the discussion and resolution regarding the Share Exchange at the Board of Directors Meetings of Hitachi Tool nor participated in the consultations and negotiations with Hitachi Metals regarding the Share Exchange from the viewpoint of ensuring the fairness of decision making and avoiding conflicts of interest at Hitachi Tool. At the Board of Directors Meeting held on July 27, 2012, all the Directors of Hitachi Tool excluding Mr. Hiraki attended and unanimously approved and resolved to enter into the Share Exchange Agreement.

In addition, of the three Corporate Auditors of Hitachi Tool, Hironori Nakanishi, who concurrently serves as Vice President and Managing Officer of Hitachi Metals, did not attend the Board of Directors Meetings at which relevant discussions took place and the resolution was adopted for the Share Exchange in order to avoid conflicts of interest. However, all the Corporate Auditors other than Hironori Nakanishi attended the Board of Directors Meeting of Hitachi Tool held July 27, 2012 with regard to the Share Exchange and expressed their view to the effect that they had no objection to Hitachi Tool’s conclusion of the Share Exchange Agreement with Hitachi Metals.

(4)	Appropriateness of the Amount of Hitachi Metals’ Capital and Reserves

Upon the Share Exchange, the amount of capital and reserves of Hitachi Metals shall not change.

The above-mentioned matters in relation to the amount of capital and reserves have been determined and are regarded as appropriate in accordance with the capital policy of Hitachi Metals.

4.	Matters of Reference in Relation to the Share Exchange Consideration

(1)	Provisions of the Articles of Incorporation of Hitachi Metals

Please refer to the enclosed “Shareholders’ Meeting Reference Documents: Supplementary Material”.

(2)	Method of Conversion of the Share Exchange Consideration

1)	Markets trading the Share Exchange Consideration

The First Section of the Tokyo Stock Exchange, First Section of the Osaka Securities Exchange

2)	Intermediary, broker, or agent of transactions in the Share Exchange consideration

Any domestic securities company

3)	Restrictions on the transfer or other disposal of the Share Exchange consideration

None

(3)	Market Price of the Share Exchange Consideration

The closing average of the Share Exchange consideration on the Tokyo Stock Exchange in the one (1) month preceding the reference date (July 25, 2012) for calculation of the market price analysis conducted in connection with the Share Exchange was 912 Yen.

The latest market prices and other information on the shares of Hitachi Metals can be found on the website of the Tokyo Stock Exchange (http://www.tse.or.jp).

(4)	Balance Sheet of Hitachi Metals

Hitachi Metals submits securities reports, so this information has been omitted.

5.	Matters Regarding Appropriateness of Provisions Pertaining to Share Options in Connection with the Share Exchange

None

6.	Matters Regarding Financial Statements, etc.

(1)	Matters relating to Hitachi Metals

1)	Financial Statements, etc. for Hitachi Metals’ the most recent business year (Ending March 2012)

Please see enclosed “Shareholders’ Meeting Reference Documents: Supplementary Material” for details on Financial Statements, etc. for Hitachi Metals’ the most recent business year (Ending March 2012)

2)	In the case that there has been temporary financial statement on temporary closing of books on a day after the last day of the most recent business year, then details of such temporary financial statements:

None

3)	Matters relating to disposition of material assets owned by, or material debts owed by, Hitachi Metals, or any other factors that have a material impact on the state of the company’s assets after the last day of the most recent business year.

None

(2)	Matters relating to disposition of material assets owned by, or material debts owed by, Hitachi Tool, or any other factors that have a material impact on the state of the company’s assets after the last day of the most recent business year.

None

(Memo)

(Memo)

Venue for Shareholders’ Meeting

The “Fontaine” room, 38th floor, World Trade Center Building

4-1, Hamamatsu-cho 2-chome, Minato-ku, Tokyo 105-6104

Tel: 03-3435-3801

Access:

-direct from JR Hamamatsu-cho station (Yamanote line & Keihin Tohoku line)

-direct from Tokyo monorail Hamamatsu-cho station

-direct from Subway Daimon station Exit 3 (Asakusa line & Oedo line)

Shareholders’ Meeting Reference Documents

Supplementary Material

(Articles of Incorporation, Financial Statements, etc. of

Hitachi Metals, Ltd., also referred to as the “Company” for the purposes of these Shareholder’s Meeting Reference Documents)

Table of Contents

(page)
Articles of Incorporation of the Company	1
Financial Statements, etc. for the Company’s most recent business year	7

Articles of Incorporation of the Company

Articles of Incorporation

Chapter 1. General Provisions

Article 1. Trade Name

The name of the Company shall be “Hitachi Kinzoku Kabushikikaisha”, which shall be expressed in English as “Hitachi Metals, Ltd.”

Article 2. Business Purposes

The purpose of the Company shall be to engage in the following businesses:

1.	manufacture and marketing of high-grade specialty steel, high alloys, sintered alloys and other special materials and finished products thereof as well as precision castings and forgings;

2.	manufacture and marketing of magnets and other magnetic materials, and applications thereof;

3.	manufacture and marketing of sealing materials, magnetic head materials, single crystals, thin film functional materials and other electronic materials and applications and assemblies thereof;

4.	manufacture and marketing of ferrite cores, piezoelectric body ceramics, dielectric ceramics, and other electromagnetic materials and applications, assemblies and composites thereof;

5.	manufacture and marketing of ceramics and applications thereof;

6.	manufacture and marketing of medical appliances;

7.	manufacture and marketing of malleable cast irons, ductile cast irons, cast and forged steels, light alloy castings and other metallic materials and applications and assemblies thereof;

8.	manufacture and marketing of pipe fittings and other piping components and assemblies thereof;

9.	manufacture and marketing of rolls;

10.	manufacture and marketing of water treatment facilities, sludge treatment facilities, incineration systems, soil environment cleanup systems, and other environmental facilities and transport facilities and other industrial machinery systems;

11.	contracting of soil environment cleanup businesses;

12.	designing and contracting of building operations; and

13.	any and all businesses relating to the above businesses.

Article 3. Company with Committees

The Company shall establish a Board of Directors, Committees and accounting auditors and executive officers.

Article 4. Location of Head Office

The head office of the Company shall be in Minato-ku, Tokyo.

Article 5. Method of Public Notice

Announcements of the Company shall be made via an electronic public notice; provided, however, that in the case where an announcement cannot be made via electronic public notice due to accident or any other unavoidable reason, announcements shall be made through Nihon Keizai Shimbun.

Chapter 2. Shares

Article 6. Total Number of Shares Authorized to be Issued

The total number of shares authorized to be issued by the Company shall be 500,000,000 shares.

Article 7. Total Number of Share Units

The total number of shares per unit issued by the Company shall be 1,000 shares.

Article 8. Right to Shares Less Than One Unit

Shareholders of the Company may not exercise any rights other than those listed below with respect to their shares less than one unit:

1.	any of the rights set out in each item of Article 189, Paragraph 2 of the Companies Act;

2.	the right to receive allotment of shares for subscription and share options for subscription in accordance with the number of shares held by the relevant shareholder; and

3.	the right to request the following.

Shareholders of the Company may request the Company sell them shares the number of which, together with the number of the shares making up less than one unit that are already held by them, would bring the number of shares held to one unit pursuant to the provisions of the rules and regulations for share transactions.

Article 9. Administrator of Shareholder Registry

The company shall have an administrator of shareholder registry.

Preparation and provision of shareholder registry and share option registry of the Company or any other affairs concerning shareholder registry and share option registry of the Company shall be entrusted to an administrator of shareholder registry, and the Company shall not handle the same.

Article 10. Rules and Regulations for Share Transactions

Handling of shares of the Company, procedures and fees for exercise of rights of the shareholders shall be subject to the rules and regulations for share transactions established by the executive officer(s) delegated by the Board of Directors in addition to the provisions of laws and regulations or Articles of Incorporation.

Chapter 3. Shareholders’ Meetings

Article 11. Convocation

Annual General Shareholders’ Meetings shall be convened within three (3) months after the last day of each fiscal year, and Extraordinary General Shareholders’ Meetings shall be convened by resolution of the Board of Directors from time to time when there is a need for an extraordinary meeting.

General Shareholders’ Meetings shall be convened by the director appointed in advance by resolution of the Board of Directors.

Article 12. Record Date of Annual General Shareholders’ Meeting

The Company shall regard shareholders as of the last day of each fiscal year as having rights to exercise voting rights at Annual General Shareholders’ Meetings of that fiscal year.

Article 13. Chairmanship

General Shareholders’ Meetings shall be chaired by the President. When the President is unable to do so, another director shall act in his/her place in the order of priority prescribed in advance by resolution of the Board of Directors.

Article 14. Internet Disclosure and Deemed Provision of Reference Documents, Etc. of General Shareholders’ Meetings

In relation to the convocation of General Shareholders’ Meeting, the Company may deem to have provided the information regarding the matters to be described or indicated in the reference documents of shareholders’ meeting, business reports, financial statements and consolidated financial statements to shareholders by disclosing the same via the internet pursuant to applicable laws and regulations.

Article 15. Voting by Proxy

Shareholders may appoint a single proxy to exercise their voting rights by proxy; provided, however, that proxies must be shareholders of the Company eligible to exercise their voting rights.

In the case of proxy vote pursuant to the preceding paragraph, documents certifying such proxy shall be submitted in advance to the Company.

Article 16. Method of Adopting Resolutions

Unless otherwise provided by laws or regulation or the Articles of Incorporation, resolutions of a General Shareholders’ Meeting shall be adopted by a majority of the votes of the shareholders present at the meeting of shareholders entitled to exercise their votes.

Any resolutions of a General Shareholders’ Meeting as set out in Article 309, Paragraph 2 of the Companies Act shall be adopted by two-thirds or more of the votes of the shareholders present at the General Shareholders’ Meeting where the holders of shares representing more than one-third of total votes are present.

Chapter 4. Directors, Board of Directors and Committees

Article 17. Number of Directors

The Company shall have not more than ten (10) directors.

Article 18. Term of Office of Directors

The term of office of a director shall end at the time of closing of the Annual General Shareholders’ Meeting for the last fiscal year ending within one (1) year after election of such director.

The term of office of a director elected as a substitute or to increase the number of directors shall end at the expiration of the term of the other present directors.

Article 19. Election of Directors

Directors shall be elected at a General Shareholders’ Meeting.

Resolutions for election of directors pursuant to the preceding paragraph shall be adopted by a majority of votes of shareholders present at a General Shareholders’ Meeting attended by holders of shares representing more than one-third of the total votes.

Directors shall not be elected by cumulative vote.

Article 20. Chairman and Director

The Board of Directors may elect a director to act as chairman by resolution of the Board of Directors.

Article 21. Convocation of Board of Directors

Convocation notice of meetings of the Board of Directors shall be dispatched to each director at least five (5) days prior to the date of each meeting; provided that in the event of emergency, such period may be shortened.

Article 22. Omission of Resolution of Board of Directors

If any matter that is required to be resolved at a Board of Directors is proposed, such proposal shall be deemed to have been adopted by the Board of Directors if all of the directors who are entitled to exercise their voting rights with respect to such proposal have approved the same in writing or in electronic form.

Article 23. Rules of Board of Directors

Any matters concerning Board of Directors shall be subject to the rules of Board of Directors established by the Board of Directors in addition to the provisions of laws and regulations or Articles of Incorporation.

Article 24. Exemption of Liability of Directors

The Company may exempt the directors (including any former directors) under Article 423, Paragraph 1 of the Companies Act from their liability by resolution of the Board of Directors to the extent permitted by the laws and regulations.

The Company may execute an agreement with outside directors to limit the liability under Article 423, Paragraph 1 of the Companies Act; provided, however, that the limit of amount of liability under such agreement shall be an amount determined in advance but in any case no less than JPY12,000,000, or such other amount set out by law or regulation, whichever is higher.

Article 25. Rules of Committees

Any matters concerning Committees shall be subject to the rules established by each Committee in addition to laws and regulations, Articles of Incorporations or those established by the Board of Directors.

Article 26. Counselors

The Company may engage Counselors by resolution of the Board of Directors.

Chapter 5. Executive Officers

Article 27. Number of Executive Officers

The Company shall have not more than ten (10) executive officers by resolution of the Board of Directors.

Article 28. Term of Office of Executive Officer

The term of office of an executive officer shall end at the last day of the fiscal year ending within one (1) year after election of such executive officer.

Article 29. President

The Board of Directors shall by its resolution elect one (1) president; provided, however, that the president must be a representative executive officer.

Article 30. Exemption of Liability of Executive Officers

The Company may exempt the executive officers (including any former executive officers) of Article 423, Paragraph 1 of the Companies Act from their liability by resolution of the Board of Directors to the extent permitted by laws and regulations.

Chapter 6. Accounting

Article 31. Fiscal Year

The fiscal year of the Company shall commence on April 1 each year and end on March 31 of the following year.

Article 32. Forum for Determining Dividend of Surplus, Etc.

Unless otherwise provided for by law or regulation, the Company shall determine such matters as set out in each item of Article 459, Paragraph 1 of the Companies Act including dividend of surplus, by resolution of the Board of Directors, not by resolution of General Shareholders’ Meeting.

Article 33. Record Date of Dividends

The Company shall distribute surplus dividends to those who are shareholders or registered pledges of shares as of the last day of March or last day of September each year.

The Company may also designate a separate record date and distribute dividends of surplus.

Article 34. Statute of Limitations

In the case where the dividend property is money and if the same has not been received within three (3) full years after the first date of payment thereof, then the Company shall be exempted from its obligation to pay the dividends.

Supplementary Provisions

Article 1. Transitional Measures in Connection with Exemption of Liability of Directors

The Company may exempt directors (including any former directors) by resolution of the Board of Directors from their liability in relation to the acts provided in Article 266, Paragraph 1, Item 5 of the Commercial Code before the revision by the Act on Development of Related Acts Associated with the Enforcement of the Companies Act (the “Old Commercial Code”) before the closing of Annual General Shareholders’ Meeting for March 2003 accounting period to the extent permitted by laws and regulations.

The agreement executed by and between the Company and an outside director to limit the liability for damages caused by the act of Article 266, Paragraph 1, Item 5 of the Old Commercial Code before the closing of Annual General Shareholders’ Meeting for March 2003 accounting period shall survive the closing of such Annual General Shareholders’ Meeting pursuant to the provisions of laws and regulations, Articles of Incorporation or such agreement.

Article 2. Transitional Measures in Connection with Exemption of Liability of Auditor

The Company may exempt auditors (including any former auditors) under the Old Commercial Code from their liability by resolution of the Board of Directors before the closing of Annual General Shareholders’ Meeting for March 2003 accounting period to the extent permitted by laws and regulations.

Financial Statements, etc. for the Company’s most recent business year

Business Report

(April 1, 2011 to March 31, 2012)

1.	Current Status of the Hitachi Metals Group

(1)	Operating Progress and Results of the Hitachi Metals Group

The global economy experienced low overall growth during the consolidated fiscal year under review. The European economy stagnated from financial instability caused by public finance problems. The U.S. economy saw a mild recovery as evidenced by a turnaround in employment and other indicators. Economic expansion remained steady in China and other emerging nations as internal demand remained strong despite the plunge in export growth amid the slowdown in the European economy. The Japanese economy slowly picked up despite exports sliding as a result of the Great East Japan Earthquake and yen appreciation.

Of the industries in which the Group operates business, domestic production of automobiles stagnated in the aftermath of the earthquake and floods in Thailand. While the market slowed in China and Europe in this area, the American market remained strong. In the cell phone market, demand for smartphones increased. The semiconductor industry benefited from brisk demand for smartphones and tablets but suffered from sluggish demand for LCD televisions and personal computers. The domestic steel market declined on weak export sales, while overseas markets sustained expansion. Housing construction picked up in Japan, with public investment holding steady, partly because of the impact of the supplementary budget.

In this business environment, there was an 8% year-on-year increase of ¥564,107 million in the amount of orders received and consolidated net sales for the Hitachi Metals Group in the fiscal year under review were ¥556,914 million, an increase of 7% compared with the previous fiscal year. Ordinary income rose by ¥6,697 million to ¥44,288 million. Net income declined by ¥4,318 million to ¥17,886 million. This decrease reflected the impact of a ¥3,831 million loss on structural reforms and a ¥3,128 million extraordinary loss on flood damage in Thailand, which offset the growth contribution of the general recovery in demand for the Group’s automobile-related products.

The Company has paid an interim cash dividend of ¥6 per share and a year-end cash dividend of ¥6 per share.

Results by individual business segment are as follows. Sales amounts of each segment include intersegment sales and transfers.

[High-Grade Metal Products and Materials]

Net sales: ¥218,271 million (declined 3% year on year)

For molds and tool steels, demand for automobile-use molds, a major application of tool steels, was favorable in keeping with a recovery in domestic automobile production.

As to alloys for electronic products, sales of LCD panel-related materials dropped amid a global slump in demand for LCD televisions, and sales of semiconductor and other package materials decreased owing to sluggish demand for semiconductors.

Regarding industrial equipment and energy-related materials, sales of automotive-related materials soared, as a recovery in domestic production offset somewhat sluggish second-half demand in the European market. Sales of energy-related materials increased as demand continued to rise for industrial machinery and aircraft parts.

For rolls, emerging nations drove growth overseas, but overall sales were down as increased imports in Japan as a result of yen appreciation prevented a recovery in domestic production.

Sales of injection molding machine parts rose on the strength of reconstruction demand following the floods in Thailand.

Sales of cutting tools benefited from steady demand from automotive-related industries—key customers for these products—amid generally flat demand in the cemented carbide tools industry.

[Electronics and IT Equipment]

Net sales: ¥169,067 million (increased 26% year on year)

In terms of magnets, sales of rare earth magnets were up significantly, as price revisions proceeded in light of a recovery in domestic production of automotive-use electronic components, which offset the impact of second-half adjustments in the production of factory automation-related products and household appliance parts. There was also a major increase in sales of ferrite magnets. This reflected favorable sales of automotive-use electronic components owing to a turnaround in domestic automotive production, which compensated for the impact of adjustments to household appliance parts production.

In the area of soft magnetic materials, sales of amorphous materials declined amid a restructuring of the core Chinese market and the impact of delays in account settlements among Indian customers. Soft ferrite materials sales were down, reflecting an ongoing slide in household appliance and industrial machinery-related parts demand. Sales of FINEMET® decreased in the absence of recoveries in industrial machinery-related and solar power generation systems demand.

Sales of information and telecommunications equipment components dropped amid production adjustments linked to revised customer sales plans for cell phones and sluggish adoption of components used in products which are growing in popularity.

[High-Grade Functional Components and Equipment]

Net sales: ¥170,999 million (increased 6% year on year)

Sales of high-grade ductile iron products were unchanged thanks to recoveries after production was halted in Japan because of the Great East Japan Earthquake and the disruptions in Thailand due to the floods. Overseas sales was generally favorable, reflecting solid demand in the U.S. and other markets.

Sales of heat-resistant exhaust casting components rose, owing largely to increased exports to European and American automakers against the backdrop of tighter exhaust emission regulations and the need for advanced energy saving solutions.

For aluminum wheels, demands for exports by Japanese customers dropped owing to the impact of yen appreciation and sluggish economic conditions in Europe. Overall sales overseas were down, as Japanese manufacturers in the United States were unable to make up for production declines stemming from the Great East Japan Earthquake and the impact of the floods in Thailand.

Sales of pipe fittings remained unchanged despite signs of a recovery in housing starts.

Sales of stainless steel and plastic piping components were solid, reflecting reconstruction demand in the wake of the Great East Japan Earthquake and a slight increase in construction and capital investment.

Sales of construction components increased owing to recoveries in construction and capital investment and favorable commercial building construction demand.

[Others]

Net sales: ¥3,665 million (declined 8% year on year)

(2)	Tasks for the Hitachi Metals Group

Ongoing concerns about the impact of the European financial problems will cloud the operating climate somewhat for the Group, although the Group should benefit from a solid sustained turnaround in the U.S. economy and domestic demand growth in China and other emerging nations despite slower expansion. The general outlook is thus for a mild ongoing recovery. At the same time, there should be a slight upturn in the Japanese economy amid full-fledged reconstruction from the effects of the Great East Japan Earthquake.

In these circumstances, the Group will press forward with the implementation of the Fiscal 2012 Medium-Term Management Plan, which consists of the following action plans formulated in April, 2010, as shown below.

(i)	Improvement in the overseas sales ratio

As it is expected that economic growth in newly emerging countries will be what drives the global economy, the Group will step up its global expansion efforts. To achieve this, the Group will put in place a system to anticipate market needs, reflect them accurately in manufacturing and launch products on the global market in a timely manner. Additionally, in order to deliver products to customers under optimum conditions, the Group will drastically streamline and introduce process innovations. Furthermore, the Group will advance the restructuring of its business segments and product portfolio and will concentrate management resources on eco-friendly products that meet rising market needs.

(ii)	Improvement in the new product sales ratio

In order to cement its position as a cutting-edge materials manufacturer, the Group will continually replace appropriate portions of its product lineup. With the ever-increasing pace of technological innovation, the Group will quicken the pace of development and market introduction and accelerate the creation and development of new products which will be growth drivers.

(iii)	CO2 emission regulations

The introduction of CO2 emission regulations provides ideal opportunities to thoroughly review manufacturing processes. The Group will make efforts to reform its manufacturing processes, and will work to further strengthen manufacturing productivity.

(iv)	Structures and systems that can adapt to globalization

Taking into account changes in the external environment and pursuing synergies among internal and Group companies, the Group will formulate business strategies and endeavor to create a structure that boosts strategy effectiveness. In addition, in the implementation of each action plan, the Group will work to develop the right kind of human talent for tomorrow.

In response to changes in business environments, on April 1, 2012, the Company has restructured its operations, shifting from the previous seven-company organization to a three-company organization consisting of the High-Grade Metal Company, Electronics and IT Devices Company, and High-Grade Functional Components Company. Under this new arrangement, the Group will utilize its management resources more effectively not only to strengthen individual operations but also to increase operational competitiveness in pursuit of overall optimization.

Through the measures described above, the Group aims to strengthen its overall process engineering capabilities and achieve sustained growth in the global market.

(3)	Capital Investments at the Hitachi Metals Group

Capital investments in the fiscal year under review totaled ¥24,300 million (based on the purchase cost of property, plant and equipment and intangible assets).

The details are as follows:

•	Rationalization of production expansion for high-grade metal products and materials

•	Rationalization of production expansion for electronics and IT devices

(4)	Financing and Borrowings by the Hitachi Metals Group

The Company issued No. 30 unsecured bonds of ¥10,000 million and borrowed ¥35,020 million from financial institutions during the fiscal year under review. These funds will be used for purposes of establishing a global production structure, the redemption before maturity of ¥15,505 million in Euro yen convertible bond-type bond (due 2019) with subscription rights with acquisition clause (net share settlement).

The Group’s interest-bearing debt at the end of the fiscal year under review totaled ¥172,530 million, an increase of ¥19,068 million compared with the end of the previous fiscal year.

Major borrowings as of the end of the fiscal year under review are as follows:

Name of company	Creditors	Balance of borrowings
		(millions of yen)
Hitachi Metals, Ltd.	Mitsubishi UFJ Trust and Banking Corporation	12,950
	The Sumitomo Trust and Banking Co., Ltd.	12,380
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	11,893
	Mizuho Corporate Bank, Ltd.	9,613
	The San-in Godo Bank, Ltd.	8,300

		(thousands of U.S. dollars)
Hitachi Metals America, Ltd.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	86,000
	Mizuho Corporate Bank, Ltd.	84,000

(Note)	The Sumitomo Trust & Banking Co., Ltd. merged with The Chuo Mitsui Trust and Banking Company, Limited and Chuo Mitsui Asset Trust and Banking Company, Limited as of April 1, 2012, and changed its name to “Sumitomo Mitsui Trust Bank, Limited.”

(5)	Assets and Income of the Hitachi Metals Group and the Company for the Most Recent Three Fiscal Years

(i)	Assets and Income of the Hitachi Metals Group

Item	72nd Fiscal Year (Fiscal 2008)	73rd Fiscal Year (Fiscal 2009)	74th Fiscal Year (Fiscal 2010)	75th Fiscal Year (Fiscal 2011)
Orders received (millions of yen)	563,706	427,535	521,544	564,107
Net sales (millions of yen)	590,704	431,683	520,186	556,914
Ordinary income (millions of yen)	10,235	10,033	37,591	44,288
Net income (loss) (millions of yen)	(3,016)	1,937	22,204	17,886
Net income (loss) per share (yen)	(8.56)	5.50	63.00	50.75
Net assets (millions of yen)	214,576	212,783	228,010	240,395
Total assets (millions of yen)	530,191	517,984	529,869	579,862

(Note)	Net income (loss) per share is calculated using the average total number of issued shares during the term after deduction of treasury stock.

(ii)	Assets and Income of the Company

Item	72nd Fiscal Year (Fiscal 2008)	73rd Fiscal Year (Fiscal 2009)	74th Fiscal Year (Fiscal 2010)	75th Fiscal Year (Fiscal 2011)
Orders received (millions of yen)	311,532	246,523	304,855	350,604
Net sales (millions of yen)	345,220	242,127	301,663	345,569
Ordinary income (loss) (millions of yen)	(2,150)	181	11,996	21,439
Net income (loss) (millions of yen)	(8,992)	(1,657)	7,655	13,550
Net income (loss) per share (yen)	(25.51)	(4.70)	21.72	38.44
Net assets (millions of yen)	131,974	127,169	130,876	140,521
Total assets (millions of yen)	375,108	368,128	375,071	406,364

(Note)	Net income (loss) per share is calculated using the average total number of issued shares during the term after deduction of treasury stock.

(6)	Major Businesses of the Hitachi Metals Group (as of March 31, 2012)

Business segment	Principal products
High-Grade Metal Products and Materials

High grade specialty steels (mold and tool steels, alloys for electronic products (display-related, semiconductor and other packages), industrial equipment and energy-related materials)

Rolls for steel, nonferrous and non-metal applications

Injection molding machine parts

Structural ceramic products

Steel-frame joints for construction

Cutting tools

Electronics and IT Devices

Permanent magnets (rare-earth magnets, ferrite magnets, and applied products)

Components for information and telecommunication equipment (multilayered devices, isolators)

IT materials and components

Soft magnetic materials (soft ferrite core and applied products, nanocrystalline magnetic materials and applied devices, amorphous metals and applied products)

High-Grade Functional Components and Equipment

High-grade casting components for automobiles (ductile iron, heat-resistant casting components, aluminum wheels, other aluminum components)

Piping and infrastructure components (pipe fittings, stainless steel and plastic piping components, water cooling equipment, precision mass flow control devices)

Construction components (access floor systems, structural systems, material handling systems)

(7)	Major Facilities of the Hitachi Metals Group (as of March 31, 2012)

(i)	Major Facilities of the Company

Facility		Location	Facility		Location
Head Office		Tokyo	Plants	Kyusyu Works	Fukuoka
				Moka Works	Tochigi
Sales Offices	Kansai Sales Office	Osaka		Kuwana Works	Mie
				Yasugi Works	Shimane
	Kyushu Sales Office	Fukuoka		Kumagaya Works	Saitama
	Chubu-Tokai Sales Office	Aichi		Tottori Works	Tottori
	Hokuriku Sales Office	Toyama		Yamazaki Manufacturing Center	Osaka
	Hamamatsu Sales Office	Shizuoka		Kumagaya Works (Neomax Company)	Saitama
	Shizuoka Sales Office	Shizuoka
	Chugoku Sales Office	Hiroshima		Metglas Yasugi Works	Shimane
			Research Institutes	Production System Laboratory	Saitama
	Kitakanto Sales Office	Gunma		Casting Technology Research Laboratory	Tochigi
	Kitanihon Sales Office	Miyagi		Metallurgical Research Laboratory	Shimane
	Hokkaido Sales Office	Hokkaido		Magnetic Materials Research Laboratory	Osaka
	Niigata Sales Office	Niigata

(Notes)	1.	The Metglas Yasugi Works (Shimane) was established as of April 1, 2011.
	2.	The Fukuyama Sales Office (Hiroshima) was abolished as of December 20, 2011.
	3.	The Saga Works (Saga) was established as of April 1, 2012.

(ii)	Major Facilities of Subsidiaries

Name of company	Head office	Name of company	Head office
Hitachi Tool Engineering, Ltd.	Tokyo	Hitachi Ferrite Electronics, Ltd.	Tottori
Hitachi Metals Techno, Ltd.	Tokyo	Alcast, Ltd.	Saitama
Hitachi Metals Admet, Ltd.	Tokyo	NEOMAX MATERIALS Co., Ltd.	Osaka
Hitachi Metals Tool Steel, Ltd.	Tokyo	NEOMAX KINKI Co., Ltd.	Hyogo
HMY, Ltd.	Tokyo	Hitachi Metals America, Ltd.	U.S.A.
Hitachi Metals Precision, Ltd.	Tokyo	Hitachi Metals Europe GmbH	Germany
Hitachi Metals Wakamatsu, Ltd.	Fukuoka	Hitachi Metals (China), Ltd.	China
Hitachi Valve, Ltd.	Mie

(Note) “Kabushikikaisha Yasugiseisakusho”, which is expressed in English as “HMY, Ltd.”, changed its trade name to “Kabushikikaisha Hitachi Kinzoku Yasugiseisakusho” and changed its location from Tokyo to Shimane on April 1, 2012.

(8)	Employees of the Hitachi Metals Group (as of March 31, 2012)

(i)	Employees of the Hitachi Metals Group

Business segment	Number of employees
High-Grade Metal Products and Materials	6,501
Electronics and IT Devices	6,211
High-Grade Functional Components and Equipment	4,667
Others	278
All Companies (Combined)	399
Total	18,056

(Notes)

1.      The numbers shown in the above table represent the actual numbers of employees (excluding the Group’s employees dispatched outside the Group and including loan employees dispatched from outside the Group) excluding temporary employees (3,256 employees).

2.      The number of employees listed for “All Companies (Combined)” refers to employees that cannot be classified into specific business segments such as those in administrative divisions.

3.      The number of employees increased by 48 compared to the end of the previous fiscal year.

(ii)	Employees of the Company

Number of employees	Average age	Average length of service
5,066	42.9	21.7 years

(Notes)

1.      The numbers shown in the above table represent the actual numbers of employees (excluding the Company’s employees dispatched outside the Company and including loan employees dispatched from outside the Company) excluding temporary employees (428 employees).

2.      The number of employees decreased by 64 compared to the end of the previous fiscal year.

(9)	Parent Company and Key Subsidiaries (As of March 31, 2012)

(i)	Relationship with the Parent Company

Name of company	Capital	Voting rights	Description
	(millions of yen)%
Hitachi, Ltd.	427,776	55.7 (0.6)	The Company and Hitachi, Ltd. engage on an ongoing basis in transactions that include trade in products, provision of services, technology transfers, and the provision of loans.

(Note)	The number in ( ) in the Voting rights column refers to the percentage of indirect ownership (included in the total), which is held by subsidiaries of the parent company.

(ii)	Key Subsidiaries and Affiliated Company

Name of company	Capital		Voting rights	Major business domains
(Subsidiaries)	(millions of yen)%
Hitachi Tool Engineering, Ltd.	1,455		51.5 (0.4)	Manufacturing and sales of tools made of special steels, carbide alloys etc.
Hitachi Metals Techno, Ltd.	3,636		64.9	Manufacturing and sales of building materials and equipment, chains etc.
Hitachi Metals Admet, Ltd.	350		100	Sales of special steels, magnetic materials, molded goods, machinery and equipment etc.
Hitachi Metals Tool Steel, Ltd.	100		100 (10.0)	Sales of heat treating and processing of special steel etc.
HMY, Ltd.	144		100	Manufacturing and sales of precision processed goods of special steels etc.
Hitachi Metals Precision, Ltd.	300		100	Manufacturing and sales of precision casting and metal injection moldings etc.
Hitachi Metals Wakamatsu, Ltd.	65		100	Manufacturing and sales of rolls, injection molding machine cylinders, ceramics etc.
Hitachi Valve, Ltd.	250		100	Manufacturing and sales of valves
Hitachi Ferrite Electronics, Ltd.	132		100	Manufacturing, processing and sales of electronic parts, molds, precision machinery parts etc.
Alcast, Ltd.	90		100	Manufacturing and sales of light alloy castings etc.
NEOMAX MATERIALS Co., Ltd.	400		100	Manufacturing and sales of electronic materials etc.
NEOMAX KINKI Co., Ltd.	400		100	Manufacturing and sales of magnetic materials

	(thousands of U.S. dollars	)
Hitachi Metals America, Ltd.	50,000		100	Manufacturing, processing and sales of special steels, magnetic materials, molded goods etc. in North America
	(thousands of euros	)
Hitachi Metals Europe GmbH	2,200		100	Sales of special steels, magnetic materials, molded goods etc. in Europe
	(thousands of RMB	)
Hitachi Metals (China), Ltd.	709,691		100	Manufacturing, processing and sales of special steels, magnetic materials, molded goods etc. in China
(Affiliated company)	(millions of yen	)
Aoyama Special Steel Co., Ltd.	310		27.0	Sales of magnetic materials, electronic materials, tool steels etc.

(Notes)	1.	The number in ( ) in the Voting rights column refers to the percentage of indirect ownership (included in the total), which is held by subsidiaries of the Company.
	2.	The number of consolidated subsidiaries of the Company is 59 including 15 key subsidiaries shown in the table above. The number of affiliated companies under the equity method is 9 including 1 key affiliated company shown in the table above.
	3.	“Kabushikikaisha Yasugiseisakusho”, which is expressed in English as “HMY, Ltd.”, changed its trade name to “Kabushikikaisha Hitachi Kinzoku Yasugiseisakusho” on April 1, 2012.

2.	Matters Related to Directors and Executive Officers of the Company

(1)	Name, Position and Responsibilities, etc. of Directors and Executive Officers (as of March 31, 2012)

[Directors]

Position	Name	Responsibilities (Committee Membership)	Principal Concurrent Positions
Director, Chairman of the Board	Nobuo Mochida	Nominating Committee Compensation Committee	Representative Executive Officer, Executive Vice President and Executive Officer of Hitachi, Ltd. Outside Director of Hitachi Chemical Co., Ltd. Outside Director of Hitachi Cable, Ltd.

Director	Hiroyuki Fujii	Nominating Committee

Director	Yasutoshi Noguchi	Nominating Committee Audit Committee Compensation Committee

Director	Hisashi Machida	Nominating Committee Audit Committee

Director	Tadahiko Ishigaki	Nominating Committee Compensation Committee	Outside Director of Hitachi Kokusai Electric Inc. Outside Chairman of the Board of Hitachi Transport System, Ltd.

Director	Toyoaki Nakamura	Audit Committee

Representative Executive Officer, Senior Vice President and Executive Officer of Hitachi, Ltd.

Outside Director of Hitachi High-Technologies Corporation

Corporate Auditor of Renesas Electronics Corporation

Director	Hiromi Yoshioka	Audit Committee

Director	Nobuhiko Shima

(Notes)	1. Four (4) Directors, Messrs. Yasutoshi Noguchi, Hisashi Machida, Tadahiko Ishigaki and Toyoaki Nakamura are outside directors as stipulated in Article 2, Item 15, of the Companies Act.

2.      The Company has assigned Messrs. Yasutoshi Noguchi and Hisashi Machida as Independent Directors in accordance with the regulations of Tokyo Stock Exchange and Osaka Securities Exchange, the fact of which has been reported to the Exchanges accordingly.

3. The relationships between the Company and companies with which outside directors hold principal concurrent positions are as follows:

(1)    The relationship between the Company and Hitachi, Ltd. is as described in “1. Current Status of the Hitachi Metals Group, (9) Parent Company and Key Subsidiaries, (i) Relationship with the Parent Company” (page 12) and “7. Notes concerning transactions with related parties” in the Notes to Non-Consolidated Financial Statements (page 45).

(2)    Hitachi Kokusai Electric Inc., Hitachi Transport System, Ltd., and Hitachi High-Technologies Corporation are all subsidiaries of Hitachi, Ltd. the parent company of the Company. Ongoing business relationship exists between the Company and Hitachi Kokusai Electric Inc., Hitachi Transport System, Ltd., and Hitachi High-Technologies Corporation concerning sales of our products and purchases of their products and services. These transactions are marginal in comparison to the overall scale of business conducted by the Company and by each of the other companies mentioned here.

(3)    Renesas Electronics Corporation is an affiliated company of Hitachi, Ltd., the parent company of the Company. Ongoing business relationship exists between the Company and Renesas Electronics Corporation concerning sales of our products etc. These transactions are marginal in comparison to the overall scale of business conducted by the Company and by Renesas Electronics Corporation.

4.      Among Audit Committee members, Messrs. Yasutoshi Noguchi, Toyoaki Nakamura and Hiromi Yoshioka have a considerable knowledge in finance and accounting, as Mr. Noguchi has a career as Director in charge of the finance division, while Messrs. Nakamura and Yoshioka once served as responsible officials of the finance divisions.

5.      Messrs. Junzo Kawakami and Kimio Hanamura retired from their posts as Director as their terms of office expired at the conclusion of the 74th Ordinary General Meeting of Shareholders held on June 22, 2011.

6. Messrs. Hisashi Machida, Tadahiko Ishigaki, and Nobuhiko Shima were newly elected as Directors at the 74th Ordinary General Meeting of Shareholders held on June 22, 2011.

[Executive Officers]

Position	Name	Responsibilities	Principal Concurrent Positions
Representative Executive Officer, President and Chief Executive Officer	* Hiroyuki Fujii

Vice President and Representative Executive Officer	* Nobuhiko Shima	In charge of Corporate Administration, Technology, Environment, and Energy General Manager of Corporate Export Regulation Office

Vice President and Executive Officer	Naoki Hamamoto	In charge of Corporate Administration	Outside Director of Hitachi Metals Techno, Ltd.

Vice President and Executive Officer	Shinichiro Murayama	In charge of Sales and Marketing General Manager of Corporate Sales Administration Center	Outside Corporate Auditor of Hitachi Metals Techno, Ltd.

Executive Officer	Masaaki Nakamura	In charge of Corporate Administration General Manager of Corporate Business Center	Director of Hitachi Tool Engineering, Ltd.

(Notes)	1. Executive Officers marked with * also serve as Directors.
2. Mr. Masaaki Nakamura newly assumed the post as Executive Officer as of June 24, 2011.
3. Executive Officers changed as of April 1, 2012. The new executive members are as follows:

Position	Name	Responsibilities	Principal Concurrent Positions
Representative Executive Officer, President and Chief Executive Officer	Hiroyuki Fujii

Vice President and Representative Executive Officer	Nobuhiko Shima	In charge of Corporate Administration, Technology, Environment and Energy General Manager of Engineering & Technology Center General Manager of Corporate Export Regulation Office

Vice President and Executive Officer	Naoki Hamamoto	In charge of Electronics and IT Devices Company, and Corporate Administration President of Electronics and IT Devices Company Deputy General Manager of Corporate Export Regulation Office	Outside Director of Hitachi Metals Techno, Ltd.

Vice President and Executive Officer	Shinichiro Murayama	In charge of Sales and Marketing General Manager of Corporate Sales Administration Center	Outside Corporate Auditor of Hitachi Metals Techno, Ltd.

Vice President and Executive Officer	Kazuyuki Konishi	In charge of High-Grade Functional Components Company, and Overseas Strategy President of High-grade Functional Components Company Deputy General Manager of Corporate Export Regulation Office

Executive Officer	Masaaki Nakamura	In charge of Corporate Administration General Manager of Corporate Business Center	Outside Director of Hitachi Tool Engineering, Ltd.

4.	Managing Officers as of April 1, 2012, are as follows:

Position	Name	Responsibilities
Vice President and Managing Officer	Hironori Nakanishi	General Manager of Corporate Development Center

Vice President and Managing Officer	Akitoshi Hiraki	President of High-Grade Metal Company General Manager of Specialty Steel Division Deputy General Manager of Corporate Export Regulation Office

Managing Officer	Junichi Kamata	General Manager of Piping Components Division

Managing Officer	Kichie Matsuzaki

Managing Officer	Akihiro Matsunaga	General Manager of Automotive Components Division

Managing Officer	Nobumichi Hisatomi	General Manager of Roll Division

Managing Officer	Kazutsugu Kamatani	General Manager of Corporate Management Planning Office General Manager of Corporate Communications Office

Managing Officer	Mikio Yasuoka	General Manager of NEOMAX Division

Managing Officer	Masato Hasegawa	Deputy General Manager of Specialty Steel Division General Manager of Yasugi Works

(2)	Matters Related to Outside Directors

(i)	Major Activities of Outside Directors

Name	Major activities
Yasutoshi Noguchi	Attended all meetings of the Board of Directors and the Audit Committee held during the fiscal year under review, and as needed provided objective comments as Independent Director, based on his extensive experience and advanced knowledge as a manager of an international manufacturing company.

Hisashi Machida	Attended all meetings of the Board of Directors and the Audit Committee held after he was elected as Director at the 74th Ordinary General Meeting of Shareholders, and as needed provided objective comments as Independent Director, based on his extensive experience and advanced knowledge of corporate management gained as management executive of an international manufacturing company.

Tadahiko Ishigaki	Attended all meetings of the Board of Directors held after his election as Director at the 74th Ordinary General Meeting of Shareholders, and as needed provided comments based on his extensive experience and advanced knowledge of corporate management gained as management executive of an international manufacturing company.

Toyoaki Nakamura	Attended ten out of eleven Board of Directors meetings held during the fiscal year under review, and eight out of ten Audit Committee meetings held while serving as a member of the Audit Committee in the fiscal year under review, and as needed provided comments based on his extensive experience and advanced knowledge of corporate management gained as management executive of an international manufacturing company.

(ii)	Outline of Agreements Concerning Limitation of Liability

In accordance with the provisions of the Articles of Incorporation, the Company has concluded agreements with each of the Directors Yasutoshi Noguchi, Hisashi Machida, Tadahiko Ishigaki and Toyoaki Nakamura to limit their liability to indemnify for damages incurred to the Stock Company (kabushiki kaisha) as stipulated in Article 423, Paragraph 1 of the Companies Act. Liability according to the said agreements shall be limited to either ¥12 million or the amount stipulated by laws and regulations, whichever is the higher.

(3)	Compensation for Directors and Executive Officers

(i)	Policies Concerning the Determination of Compensation, etc., for Directors and Executive Officers

1)	Method of determination of policies

Pursuant to the stipulations of the Companies Act for companies with committees, the Compensation Committee establishes the policies for the determination of amount of compensation for individual Directors and Executive Officers.

2)	Summary of policies

Policies concerning the determination of compensation, etc., for Directors and Executive Officers for the fiscal year under review are as follows.

i)	Directors and Executive Officers assuming the management of the Company are compensated for executing management that enhances the Company’s corporate value and benefits stakeholders such as shareholders by determining management policies from a long-term perspective, and formulating and executing medium-term management plans and annual business budgets.

ii)	In order to motivate Directors and Executive Officers to exercise their respective management capabilities, know-how and skills to achieve satisfactory results, the compensation system shall reflect the Company’s short-term and medium- to long-term business performance and appropriate compensations shall be paid for outstanding achievements.

iii)	Compensation paid by the Company consists of a base compensation and a term-end bonus.

(a)	Base compensation: Determined individually based on the degree of responsibility for Company management as Director and/or Executive Officer and based on the performance of duties utilizing their extensive experience, knowledge, insight, and specialized management skills, etc., acquired from past experience. In order to secure appropriate human resources for the positions of Director and Executive Officer, compensation levels should be comparable to those of other companies.

(b)	Term-end bonus: Linked to the business performance of the Company.

At the Compensation Committee meeting held on March 24, 2008, the Company reviewed the compensation system for Directors and Executive Officers and decided to discontinue retirement benefits for Directors and Executive Officers, beginning with the 72nd Fiscal Year. Retirement benefits corresponding to the duration of the tenure until the effective date of discontinuation on March 31, 2008, will be paid after individual beneficiaries have retired from both positions of Director and Executive Officer.

(ii)	Total Amount of Compensation, etc. for Directors and Executive Officers

Position	Number	Amount
	(Persons)	(millions of yen)
Directors	8	125
(including Outside Directors)	(5)	(40)
Executive Officers	5	233
Total	13	359

(Notes)	1. Directors with concurrent post as Executive Officers are compensated as Executive Officers but not as Directors.

2.      During the fiscal year under review, year-end bonuses related to the previous fiscal year were paid as described below. Directors: ¥15 million to 5 Directors (Including ¥4 million to 3 Outside Directors) Executive Officers: ¥79 million to 5 Executive Officers

         For the amounts shown above, bonus provisions (¥15 million for Directors (including ¥4 million for Outside Directors), ¥61 million for Executive Officers) were included in “Total Amount of Compensation, etc. for Directors and Executive Officers” in the Business Report for the previous fiscal year.

3.      Total amount of compensation etc., received by Outside Directors with concurrent post as Officers of the Company’s parent company or its subsidiaries as officers of the parent company or its subsidiaries (excluding the Company) during the terms of Outside Directors in this fiscal year was ¥103 million.

3.	Share Information (as of March 31, 2012)

(1)	Total Number of Authorized Shares: 500,000,000 shares

(2)	Total Number of Outstanding Shares: 366,557,889 shares

(3)	Share Issuance During the Fiscal Year Under Review: None

(4)	Number of Shareholders: 12,417

(5)	Major Shareholders (Top 10 Shareholders)

Name	Shareholder’s equity in the Company
	Share ownership	Shareholding percentage
	(thousands of shares)%
Hitachi, Ltd.	193,546	54.9
Japan Trustee Services Bank, Ltd.	18,302	5.2
The Master Trust Bank of Japan, Ltd.	15,880	4.5
State Street Bank and Trust Company	11,228	3.2
The Northern Trust Company	9,268	2.6
Mellon Bank, N.A.	4,754	1.4
The Nomura Trust and Banking Co., Ltd.	4,364	1.2
Daido Steel Co., Ltd.	3,572	1.0
Nippon Life Insurance Company	3,128	0.9
Trust & Custody Services Bank, Ltd.	3,116	0.9

(Notes)	1. The Company owns 14,110,129 shares of treasury stock, which are not included in the above table.
2. Shareholding percentages are calculated excluding treasury stock.

4.	Subscription Rights to Shares (as of March 31, 2012)

Name	Euro yen convertible bond-type bond (due 2019) with subscription rights to shares with acquisition clause (net share settlement)
Date of resolution to issue	August 28, 2007

Number of stock acquisition rights	4,495

Class and number of shares subject to stock acquisition rights	Common Stock 2,201,273 shares

Issue price of stock acquisition rights	Gratis

Exercise period of stock acquisition rights	From September 27, 2007 to August 30, 2019

Conversion price	¥2,042

(Notes)

1.      The number of shares for delivery on exercise of the stock acquisition rights from the above-mentioned convertible bonds with stock acquisition rights (further in this Article, the “Bonds”) is calculated by dividing the total face value at conversion by the conversion price. If a fraction of 1 share results from this calculation, the fraction will be truncated. Any less-than-one-unit shares arising will be settled in a cash settlement by the Company pursuant to a deemed repurchase request from the shareholder. The number of shares subject to stock acquisition rights is calculated based on the Bonds’ outstanding as of March 31, 2012, and the conversion price.

2.      The Euro yen convertible bond-type bond (due 2019) with subscription rights to shares with acquisition clause (net share settlement) was partially redeemed before maturity on September 13, 2011 pursuant to the request of bondholders, which reduced the number of stock acquisition rights pertaining to the Bonds from the initial 20,000.

3. The Company purchased all remaining outstanding Euro-Yen convertible bond-type bonds (due 2016) with subscription rights (net share settlement) and retired the same on March 22, 2012.

5.	Information Concerning the Accounting Auditor

(1)	Name of the Accounting Auditor

Ernst & Young ShinNihon LLC

(2)	Compensation, etc. of the Accounting Auditor

(i)	Compensation	¥76 million
(ii)	Total cash and other financial benefits that should be paid by the Company and its subsidiaries	¥123 million

(Note)	The audit agreement between the Company and the accounting auditor contains no clear distinction between auditing compensation for audits based on the Companies Act and audits based on the Financial Instruments and Exchange Act, which distinction is not possible in practice. The amount stated in Item (i) therefore includes both.

(3)	Details of Non-Audit Work

The Company has requested that Ernst & Young ShinNihon LLC review practical rules according to International Financial Reporting Standards.

(4)	Subsidiaries of the Company Whose Financial Statements are Subject to Audit by Certified Public Accountants Other Than the Company’s Accounting Auditor

Of the key subsidiaries (stated in “1. Current Status of the Hitachi Metals Group, (9) Parent Company and Key Subsidiaries, (ii) Key Subsidiaries and Affiliated Company”, page 13), the financial statements of foreign subsidiaries are audited by accounting auditors other than Ernst & Young ShinNihon LLC.

(5)	Policies for Determination to Dismiss or Not to Re-Appoint the Accounting Auditor

(i)	Dismissal

1)	In case the accounting firm serving as accounting auditor is ordered by the Prime Minister to suspend all or part of its auditing operations of financial statements or to dissolve its operations in accordance with the stipulations of Article 34-21, Paragraph 2, of the Certified Public Accountants Act, the accounting auditor is automatically dismissed since this order corresponds to a disqualifying cause as accounting auditor as stipulated in Article 337, Paragraph 3, Item 1, of the Companies Act.

2)	In addition to 1) above, if circumstances exist that give rise to reasonable expectations that an order will be issued by the Prime Minister to the accounting auditor to suspend all or part of its auditing operations of financial statements or to dissolve its operations, and the Audit Committee determines that the accounting auditor is subject of an event as stipulated in Article 340, Paragraph 1, Item 1 or Item 2, of the Companies Act, the Audit Committee determines the contents of a proposal for the general meeting of shareholders regarding the dismissal of the accounting auditor.

3)	With respect to Item 2) above, if circumstances exist that give rise to reasonable expectations that the auditing of financial statements will suffer great interference, the accounting auditor is dismissed by unanimous consent of the Audit Committee members. In such case, an Audit Committee member appointed by the Audit Committee will report on the decision of dismissal and its reasons at the first general meeting of shareholders convened after the dismissal.

(ii)	Determination Not to Re-Appoint

1)	With respect to the person appointed by the accounting firm from among its members who is in charge of the affairs of an accounting auditor, if any of the events stipulated under Article 340, Paragraph 1, of the Companies Act becomes applicable or a breach of duties as certified public accountant stipulated in the Certified Public Accountants Act is committed, and if the accounting firm fails to promptly appoint other person to replace the said person who is in charge of the affairs of an accounting auditor, the Audit Committee determines the contents of a proposal for the general meeting of shareholders regarding not to re-appoint the accounting auditor.

2)	If it is determined that the appropriate execution of duties cannot be ensured with respect to matters concerning the execution of duties as accounting auditor stipulated in Article 131 of the Corporate Accounting Regulations, the Audit Committee determines the contents of a proposal for the general meeting of shareholders regarding not to re-appoint the accounting auditor.

6.	Policies Concerning Dividend Determination

The Company believes that corporations are responsible for returning profits to their shareholders at an appropriate level on a long-term basis through augmenting corporate value by strengthening international competitiveness in the face of evolving customer needs and technologies and their globalization. With this understanding, it has been the basic policy of the Company to determine distribution of profits to shareholders and retained earnings based on a comprehensive review of business environment, future business developments, and performance, with focus on ensuring growth over the medium- to long-term. With a view to future business development, retained earnings will be invested for the development and commercialization of new materials, generation of new businesses, and the expansion, streamlining of production of competitive products and others. Furthermore, acquisition of treasury stock will be made as deemed appropriate for the purpose of enabling the flexible execution of capital policies, taking into consideration necessity, financial position, share price level and others.

7.	Summary of Resolutions of the Board of Directors on Establishing Systems, etc., to Ensure Appropriate Operations

(1)	Requirements Stipulated in Ordinance of the Ministry of Justice for the Execution of Duties by the Audit Committee

(i)	Matters Concerning Directors and Employees to Assist with the Duties of the Audit Committee

1)	The Audit Committee may appoint full-time Audit Committee members. Duties of full-time Audit Committee members include collecting information necessary for the execution of duties of the Audit Committee and coordinating between the Audit Committee and other Directors, Executive Officers, and employees. In case a position of a full-time Audit Committee member becomes vacant or a member has not been appointed, if the Audit Committee requests that an appointment be made from among the Directors to assist in the duties of the Audit Committee, the Board of Directors shall make such appointment.

2)	To assist with the duties of the Audit Committee, the Secretariat of the Board of Directors shall have a person in charge of the Audit Committee.

3)	The Audit Committee may, when considered necessary for performing audits, have the Internal Audit division under the responsibility of Executive Officers assist with the execution of duties of the Audit Committee.

(ii)	Independence of Directors and Employees Referred to in the Preceding Item from Executive Officers

1)	The person in charge of the Audit Committee at the Secretariat of the Board of Directors shall not concurrently serve in any position at any other business operating division. Appointment, dismissal, and disciplinary action regarding the person in charge of the Audit Committee are carried out by the Executive Officers with the consent either of the Audit Committee or an Audit Committee member appointed by the Audit Committee (in the following, “Appointed Audit Committee Member”). Personnel assessment and appraisal of the person in charge of the Audit Committee is performed by the Executive Officers taking into account the opinion of either the Audit Committee or an Appointed Audit Committee Member.

2)	Appointment, dismissal, disciplinary action, and personnel assessment and appraisal regarding the head of the Internal Audit division are performed by the Executive Officers. The reasons for any of these actions must be explained in advance either to the Audit Committee or to an Appointed Audit Committee Member.

3)	Persons who assist with the duties of the Audit Committee shall not be under the hierarchy of command of the Executive Officers when providing such assistance.

(iii)	Systems for Reports to the Audit Committee by the Executive Officers and Employees, and Other Reporting to the Audit Committee

1)	Pursuant to the provisions stipulated by the Audit Committee, Executive Officers and employees shall report the status of execution of their duties. Matters either submitted for discussion at, or reported to, the Board of Directors by the Executive Officers are deemed reported to the Audit Committee.

2)	Executive Officers shall submit the following documents to the Audit Committee. Executive Committee meeting materials, documents for approval by the Executive Officers and Managing Officers, medium-term management plan and budget deliberation materials, monthly and quarterly financial statements, and the operational audit reports from the Internal Audit division.

3)	If Executive Officers detect any fact likely to cause substantial detriment to the Company, they shall immediately report such fact to the Audit Committee members.

4)	If persons responsible as contact for whistleblower protection system (stipulated in (2) (i) 3)) receive reports concerning facts related to a violation of laws and regulations, etc., regarding the operations of the Company or its subsidiaries, they must immediately report to Appointed Audit Committee Member(s).

(iv)	Other Systems to Ensure the Effective Execution of Audits by the Audit Committee

1)	When the head of the Internal Audit division formulates the audit plan for the next fiscal year, Appointed Audit Committee Member(s) may state their opinions on the contents of such audit plan. The head of the Internal Audit division shall report the formulated audit plan to the Audit Committee.

2)	As stipulated by the Audit Committee, the Audit Committee or Appointed Audit Committee Member(s) shall engage in an exchange of opinions with the accounting auditor, Executive Officers, head of the Internal Audit division, and persons in charge of business operating divisions.

(2)	Systems to Ensure the Compliance of the Execution of Duties by Executive Officers with Laws and Regulations and the Articles of Incorporation, and Other Systems Prescribed by the Applicable Ordinance of the Ministry of Justice as Systems Necessary to Ensure the Properness of Operations of a Stock Company

(i)	Systems to Ensure Compliance of Execution of Duties by Executive Officers with Laws and Regulations and the Articles of Incorporation

1)	The Company establishes and communicates a code of conduct for its Directors and Executive Officers, and employees in order to assure compliance with laws and regulations and the Articles of Incorporation and adherence to social norms in the performance of business activities.

2)	Executive Officers organize an Executive Committee that consists of all Executive Officers and is attended by Appointed Audit Committee Member(s), and deliberate on important management matters that have company-wide effect.

3)	The Company establishes a whistleblower protection system which enables all employees of the Company and its subsidiaries, as well as temporary employees engaged in the operations of these entities, to report to the designated whistleblower contact without suffering disadvantages, any fact relating to a violation of laws and regulations found in the operations of the Company and its subsidiaries. The division serving as the whistleblower contact investigates the reported matters, as needed, requests the Executive Officers to consider corrective measures and takes appropriate actions to prevent recurrence.

4)	The Company has a policy of taking a firm stance against and avoiding all relationships with antisocial movements that threaten the order and security of civil society. In order to ensure the effectiveness of this policy, the Company establishes a responsible division, creates systems for managing relevant information, preventing relevant transactions, and implementing other measures with respect to antisocial movements, and works closely with external specialist institutions such as law enforcement.

(ii)	Systems for the Retention and Management of Information Related to the Execution of Duties by Executive Officers

1)	Executive Committee meeting documents, documents for approval, and any other documents related to the execution of duties by Executive Officers must be retained and managed at the respective business operating divisions in accordance with internal rules on document retention and management.

2)	Appointed Audit Committee Member(s) may inspect, transcribe or copy the documents related to the execution of duties by Executive Officers that are retained and managed at the respective business operating divisions.

(iii)	Rules and Other Systems for Managing Risks of Loss

1)	With respect to risks of loss related to compliance, antisocial movements, finance, procurement, environment, disasters, quality, information management, and export control, etc., Executive Officers must direct respective business operating divisions, and as needed, establish internal rules and guidelines, etc., prepare and distribute manuals, provide training, and perform operational audits in order to avoid, prevent, and manage risks of loss to the Company.

2)	Executive Officers must establish a specialized organization designed to handle with promptness the realized risks of loss as they arise.

3)	In order to handle newly arising risks of loss, Executive Officers must direct to the relevant business operating divisions as needed and promptly appoint persons in charge of handling such risks.

4)	Executive Officers must immediately report to the Audit Committee if a risk of loss realizes.

(iv)	Systems to Ensure the Efficient Execution of Duties of Executive Officers

         In addition to Item (i) 2), the following systems are established.

1)	The Board of Directors, in order to strengthen the Company’s market competitiveness and to enhance corporate value by way of strategic and systematic operation of the Company’s business activities, determines medium-term management plans and budgets, and manages business results of the Company. In order to ensure the effectiveness of such management efforts, Executive Officers shall establish systems for budget and business results management.

2)	Executive Officers establish internal rules that clearly define the authorities and responsibilities of persons in charge of each business operating division and control the procedures for decision-making and the execution of duties.

3)	The Company ensures consistent execution and verification of documented business operation processes with respect to all information to be incorporated in financial reporting.

(v)	Systems to Ensure Compliance of Employees’ Execution of Duties with Laws and Regulations and the Articles of Incorporation

         In addition to Items (i) 1), 3), and 4), the following systems are established.

1)	The Company designates a compliance supervision officer in charge of overseeing the division in charge of compliance and establishing company-wide compliance systems. The position of compliance supervision officer is served by the Representative Executive Officer.

2)	Executive Officers establish an Internal Audit division that conducts operational audits of business operating divisions.

(vi)	Systems to Ensure Appropriate Operations of the Corporate Group Comprising the Stock Company, its Parent Company, and its Subsidiaries

         In addition to Item (i) 3), the following systems are established.

1)	It is a policy of the Company in its business operations and transactions to remain independent of the parent company. In case of transactions between the Company and its parent company or implementing policies and measures that may arise risk of a material conflict of interest between the parent company and shareholders other than the parent company, the matter is determined subject to review by the Board of Directors without fail.

2)	The Company appoints at least 1 Outside Director who is independent from the parent company.

3)	It is a policy of the Company to carry out fair transactions with the parent company and subsidiaries based on fair market value.

4)	When the Internal Audit division of the parent company conducts operational audits of the operations of the Company and its subsidiaries to ensure the appropriate operations of the company group consisting of the parent company and its subsidiaries, the Company cooperates with such audits, review the results and make improvements to its operations.

5)	The Company ensures consistent execution and verification of documented business operation processes with respect to all information to be incorporated in financial reporting together with the parent company and subsidiaries.

6)	The Company stipulates basic policies for consolidated group management to maximize the group corporate value of the Hitachi Metals Group.

7)	The Company mutually shares with its subsidiaries the information on consolidated medium-term management plans and consolidated budgets in an effort to optimize strategies not only at individual level but also at group-wide level and manages consolidated performance.

8)	The Company establishes a division in charge of subsidiaries to communicate business policies and measures, collect information, and support subsidiaries’ business operations.

9)	The Company stipulates legally compliant rules regarding business operations such as environmental management, quality control, information management, export control and others, and under the leadership of the relevant business execution divisions, communicates such rules to subsidiaries to promote legal compliance.

10)	The Internal Audit division of the Company audits the business operations of the subsidiaries and reports the results to the subsidiaries concerned and to the Audit Committee of the Company or to Appointed Audit Committee Member(s).

11)	The Company dispatches its employees, etc. as Directors and Auditors to its subsidiaries as needed. Upon the request of Executive Officers, such Directors report on the status of execution of their duties to the extent not detrimental to the interests of the subsidiary. Upon the request of Appointed Audit Committee Member(s), such Auditors report on the results of their audits.

8.	Basic Policies for Parties who Exercise Control Over Decisions on the Financial and Operating Policies of the Company

The Company positions itself as a development-driven corporation continually advancing and pioneering basic and new technologies, and in doing so, creates new products and businesses and continues to provide new values to the society. This is the basis of the business activities of the Company. In order to promote these activities, the Company aims to maintain close cooperation through R&D collaboration with the group companies of the Hitachi Group, centered around Hitachi, Ltd., the parent company, of which the Company is a group member, while remaining independent in its business operations and transactions with Hitachi, Ltd. and by using its management resources effectively, the Company seeks to provide high-quality products and services. Furthermore, as an exchange-listed corporation, the Company constantly recognizes the expectations and evaluations by the shareholders, investors, and the stock markets, and strives to disclose information in a timely and appropriate manner. Moreover, the Company understands the importance of maintaining rational and vigilant management by establishing management plans that contribute to realization of sustained growth and strengthening corporate governance. Through these measures, the Company will work to enhance the corporate value and maximize the value provided not only to the parent company but for all shareholders.

Consolidated Balance Sheets (As of March 31, 2012)

(Unit: Millions of yen)
(ASSETS)
Current assets	325,268
Cash and deposits	25,733
Notes and accounts receivable-trade	115,362
Short-term investment securities	573
Finished products	48,007
Work in process	33,925
Raw materials	71,116
Deferred tax assets	9,068
Accounts receivable-other	14,289
Deposit paid in subsidiaries and affiliates	1,660
Other	6,024
Allowance for doubtful accounts	(489)

Noncurrent assets	254,594
Property, plant and equipment	175,501
Buildings and structures, net	49,096
Machinery, equipment and vehicles, net	65,275
Land	49,879
Construction in progress	7,047
Other, net	4,204
Intangible assets	45,968
Goodwill	38,744
Other	7,224
Investments and other assets	33,125
Investment securities	14,985
Deferred tax assets	6,883
Other	13,266
Allowance for doubtful accounts	(2,009)
Total assets	579,862

(LIABILITIES)
Current liabilities	223,885
Notes and accounts payable-trade	87,867
Short-term loans payable	57,081
Commercial paper	11,000
Current portion of long-term loans payable	14,108
Current portion of bonds	4,000
Income taxes payable	9,258
Accrued expenses	19,736
Advances received	3,302
Deferred tax liabilities	96
Allowance for directors’ bonuses	233
Asset retirement obligations	72
Other	17,132

Noncurrent liabilities	115,582
Bonds payable	30,000
Convertible bond-type bonds with subscription rights to shares	4,495
Long-term loans payable	48,548
Provision for retirement benefits	22,776
Provision for directors’ retirement benefits	157
Provision for loss on guarantees	808
Provision for loss on business of subsidiaries and affiliates	1,100
Provision for environmental measures	1,123
Deferred tax liabilities	2,453
Negative goodwill	75
Asset retirement obligations	408
Other	3,639
Total liabilities	339,467

(NET ASSETS)
Shareholders’ equity	240,948
Capital stock	26,284
Capital surplus	41,244
Retained earnings	184,127
Treasury stock	(10,707)
Accumulated other comprehensive income	(20,666)
Net unrealized holding gains on available-for-sale securities	3,595
Gain (loss) on deferred hedge transactions	6
Foreign currency translation adjustments	(21,812)
Pension liability adjustment of foreign subsidiaries	(2,455)
Minority interests	20,113
Total net assets	240,395

Total liabilities and net assets	579,862

Consolidated Statements of Income (Fiscal year ended March 31, 2012)

	(Unit: Millions of yen)
Net sales		556,914
Cost of sales		438,930

Gross profit		117,984
Selling, general and administrative expenses		73,117

Operating income		44,867

Non-operating income
Interest and dividends income	420
Equity in earnings of affiliated companies	422
Insurance income	1,276
Other	2,904	5,022

Non-operating expenses
Interest expenses	1,852
Loss on disposal of fixed assets	899
Other	2,850	5,601

Ordinary income		44,288
Extraordinary income
Gain on sales of property and equipment	44
Settlement received	302
Gain on transfer to defined contribution pension plans	224	570

Extraordinary losses
Loss on impairment of property and equipment	1,134
Loss on disaster	3,128
Loss on disposal of fixed assets	70
Loss on liquidation of affiliates	266
Loss on structural reform	3,831
Loss on transfer to defined contribution pension plan	15	8,444

Income before income taxes and minority interests		36,414
Income taxes-current	14,207
Income taxes-deferred	2,716	16,923

Income before minority interests		19,491

Minority interests in income		1,605

Net income		17,886

Consolidated Statements of Changes in Net Assets (Fiscal year ended March 31, 2012)

(Unit: Millions of yen)
Shareholders’ equity
Capital stock
Balance as of April 1, 2011	26,284
Changes during fiscal 2011

Total increase/decrease during fiscal 2011	—

Balance as of March 31, 2012	26,284

Capital surplus
Balance as of April 1, 2011	41,244
Changes during fiscal 2011

Total increase/decrease during fiscal 2011	—

Balance as of March 31, 2012	41,244

Retained earnings
Balance as of April 1, 2011	170,471
Changes during fiscal 2011
Cash dividends	(4,230)
Net income for the fiscal 2011	17,886

Total increase/decrease during fiscal 2011	13,656

Balance as of March 31, 2012	184,127

Treasury stock
Balance as of April 1, 2011	(10,694)
Changes during fiscal 2011
Acquisition of treasury stock	(14)
Disposal of treasury stock	1

Total increase/decrease during fiscal 2011	(13)

Balance as of March 31, 2012	(10,707)

Total shareholders’ equity
Balance as of April 1, 2011	227,305
Changes during fiscal 2011
Cash dividends	(4,230)
Net income for the fiscal 2011	17,886
Acquisition of treasury stock	(14)
Disposal of treasury stock	1

Total increase/decrease during fiscal 2011	13,643

Balance as of March 31, 2012	240,948

Accumulated other comprehensive income
Net unrealized holding gain on available-for-sale securities
Balance as of April 1, 2011	3,812
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	(217)

Total increase/decrease during fiscal 2011	(217)

Balance as of March 31, 2012	3,595

Gain (loss) on deferred hedge transactions
Balance as of April 1, 2011	1
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	5

Total increase/decrease during fiscal 2011	5

Balance as of March 31, 2012	6

Foreign currency translation adjustments
Balance as of April 1, 2011	(20,687)
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	(1,125)

Total increase/decrease during fiscal 2011	(1,125)

Balance as of March 31, 2012	(21,812)

Pension liability adjustment of foreign subsidiaries
Balance as of April 1, 2011	(1,959)
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	(496)

Total increase/decrease during fiscal 2011	(496)

Balance as of March 31, 2012	(2,455)

Total Accumulated other comprehensive income
Balance as of April 1, 2011	(18,833)
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	(1,833)

Total increase/decrease during fiscal 2011	(1,833)

Balance as of March 31, 2012	(20,666)

Minority interests
Balance as of April 1, 2011	19,538
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	575

Total increase/decrease during fiscal 2011	575

Balance as of March 31, 2012	20,113

Total net assets
Balance as of April 1, 2011	228,010
Changes during fiscal 2011
Cash dividends	(4,230)
Net income for the fiscal 2011	17,886
Acquisition of treasury stock	(14)
Disposal of treasury stock	1
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	(1,258)

Total increase/decrease during fiscal 2011	12,385

Balance as of March 31, 2012	240,395

Notes to Consolidated Financial Statements

Significant matters presenting Consolidated Financial Statements

1.	Scope of consolidation

(1)	Number of consolidated subsidiaries: 59 companies

Principal consolidated subsidiaries:

Hitachi Tool Engineering, Ltd., Hitachi Metals Techno, Ltd., Hitachi Metals Admet, Ltd., Hitachi Metals America, Ltd., Hitachi Metals Europe GmbH, Hitachi Metals (China), Ltd.

(Changes in the term under review)

Removed: 3 companies

Nikki Plantech, Ltd., Hi Metal Trading Co., Ltd., Hitachi Metals (Suzhou) Valves & Fittings, Ltd. (due to liquidation)

(2)	Non-consolidated subsidiaries: not applicable

2.	Equity-method application

(1)	Non-consolidated equity-method subsidiaries: not applicable

(2)	Number of equity-method affiliates: 9 companies

Principal equity-method affiliates: Aoyama Special Steel Co., Ltd.

(3)	Non-consolidated subsidiaries and affiliates not subject to equity-method application: not applicable

(Changes in the term under review)

Not applicable

3.	Notes concerning accounting standards

(1)	Valuation standards and methods for principal assets

(i)	Short-term investment securities

Other securities

•	Listed securities are stated at fair value based on market prices on the balance sheet date.

(Valuation differences are taken in the full amount to net assets; the cost of securities sales are calculated using the moving average method or periodic average method)

•	Unlisted securities are stated at cost determined by the moving average method or periodic average method.

(ii)	Derivatives are stated at fair value.

(iii)	Inventories

Inventories held for ordinary sales are stated at cost. (Balance sheet book values are written down to adjust for declines in sales value.)

Merchandise and finished goods, work in process: Certain high-grade metal products, fixtures, and construction materials are stated at values determined by specific identification method. Other inventories are stated at cost determined by the periodic average method.

Raw materials and supplies are stated at cost determined by the moving average method or periodic average method.

(2)	Depreciation on principal depreciable assets

(i)	Property, plant, and equipment (excluding lease assets)

The Company and domestic consolidated subsidiaries use the declining-balance method. Foreign consolidated subsidiaries mainly use the straight-line method. (For buildings (excluding accompanying facilities) acquired on or after April 1, 1998, the Company and domestic consolidated subsidiaries use the straight-line method.)

(ii)	Intangible fixed assets (excluding lease assets)

The Company and consolidated subsidiaries use the straight-line method. Software for own use is amortized over an internal useful life within 10 years based on the straight-line method.

(iii)	Lease assets

•	Lease assets under finance leases transactions involving the transfer of ownership are depreciated in the same manner as own noncurrent assets.

•

Lease assets under finance leases transactions not involving the transfer of ownership are depreciated on the straight-line method using the lease period as the useful life and assuming no residual value.

Also, the accounting treatment for finance lease transactions not involving the transfer of ownership whose transaction commenced on or before March, 31 2008, follows same method as for ordinary operating lease transactions.

(3)	Standards for principal provisions

(i)	Allowance for doubtful accounts

To provide for doubtful accounts such as sales and loan receivables, provisions are made for general receivables based on historical default rates and provisions for specific receivables such as delinquent claims in the expected non-recoverable amounts based on recoverability reviews.

(ii)	Allowance for directors’ bonuses

Allowance for directors’ bonuses is recognized in the estimated amount payable at the end of the current fiscal year.

(iii)	Provision for retirement benefits

The Company and its principal consolidated subsidiaries recognize provisions for retirement benefits of employees based on projected benefit obligations and estimated plan assets at the consolidated balance sheet date. Actuarial gain or loss of the retirement benefit plan is amortized from the following year in which the gain or loss is recognized primarily by the straight-line method over the average remaining years of service of the employees. Prior service cost is amortized as incurred by the straight-line method over the average remaining years of service of the employees.

In the event the amount subtracting the actuarial gain or loss from projected benefit obligations exceeds plan assets which should be recognized at the consolidated balance sheet date, that amount is included in “Others” in investments and other assets as pre-paid pension cost.

(Additional information)

Two of the consolidated subsidiaries have changed their pension plan from a qualified pension plan to a defined contribution pension plan and have adopted the Accounting Treatment for Transfers between Retirement Benefit Plans (ASBJ Guideline No. 1) by reviewing their lump-sum retirement plan. A gain of ¥224 million and a loss of ¥15 million resulting from the transfer to the defined contribution pension plan were recognized as extraordinary income and loss for the fiscal year under review.

(iv)	Provision for directors’ retirement benefits

Some consolidated subsidiaries post provision for directors’ retirement benefits in the benefit amount payable at the end of the current fiscal year based on the internal rules for retirement benefits for directors and corporate auditors. Notably, at the Company’s Compensation Committee meeting held on March 24, 2008, the Company decided to abolish retirement benefits for directors and executive officers. As a result, no new provisions have been recorded afterwards. Some consolidated subsidiaries also decided to abolish retirement benefits for directors and corporate auditors at the Annual General Shareholders meeting held in 2008 and no new provisions have been recorded afterwards. As for the balance of the provision for directors’ retirement benefits, the estimated payable benefit amount to be paid to the Directors, Executive Officers and Corporate Auditors who were in office at the time of the abolition of the retirement benefits plan and at the end of the fiscal year under review based on the previous internal rules for retirement benefits for directors, executive officers and corporate auditors was recognized as benefit amount for current tenures until the effective termination date on accounts.

(v)	Provision for loss on guarantees

Provision for loss on guarantees of affiliates’ debt has been made in the amount of estimated losses to the Company with consideration of the financial status of the affiliates under such guarantees.

(vi)	Provision for loss on business of subsidiaries and affiliates

Provision for loss on business of affiliates has been made in the necessary amount taking into consideration the financial status of the relevant entities.

(vii)	Provision for environmental measures

Provisions in the estimated necessary amounts were made for the cost of PCB waste disposal expected for the future under the Act on Special Measures concerning Promotion of Proper Treatment of PCB Wastes.

(4)	Standards for the yen conversion of principal foreign-denominated assets and liabilities

Foreign-denominated accounts receivable and payable are converted into yen at the foreign exchange spot rates on the consolidated balance sheet date. Conversion differences are taken to the statements of income. Assets and liabilities of foreign subsidiaries, etc., are converted into yen at the spot rates on the consolidate balance sheet date. Income and expenditure of foreign subsidiaries, etc., are converted at period average foreign exchange rates. Conversion differences are recognized in net assets under foreign currency translation adjustments and minority interests.

(5)	Principal hedge accounting methods

As a rule, derivative transactions are subject to deferred hedge accounting. Interest swaps that satisfy the required conditions are subject to accounting under special exceptions. Hedging instruments, hedge objects, and hedging policies used in hedge accounting and methods for the assessment of hedge effectiveness are as follows.

(i)	Hedging instruments and hedge objects

Hedging instrument: interest swaps; forward exchange contracts

Hedge objects: interest on loans payable; foreign-denominated receivables, etc.

(ii)	Hedging policy

Subject to hedging within the scope of hedge objects are foreign exchange risk and interest rate risk.

(iii)	Method of hedge effectiveness assessment

Hedge effectiveness is assessed by comparing at the end of each half-term the variation in the value of the cumulative cash flow or cumulative price variation of the hedge object and the cumulative cash flow or cumulative price variation of the hedging instrument. The assessment of hedge effectiveness of interest swaps is omitted subject to accounting under special exception.

(6)	Accounting treatment of consumption taxes

Consumption taxes are not accounted for.

(7)	Consolidated taxation

The Company files consolidated tax returns.

(8)	Amortization of goodwill and negative goodwill

Goodwill, and negative goodwill which arose before March 31, 2010, are amortized based on the estimated duration of investment effects for individual investments in even amounts over periods of up to twenty years after accounting recognition. Negative goodwill arising from April 1, 2010 onwards is handled as profit for the fiscal year in which it arises.

Goodwill and negative goodwill associated with the acquisition of additional equity in NEOMAX Co., Ltd. under a tender offer in fiscal 2006 is amortized in even amounts over a period of twenty years. Other goodwill and negative goodwill is amortized over five years in even amounts.

4.	Changes in significant matters presenting consolidated financial statements

Not applicable.

5.	Additional information

Application of Accounting Standard for Accounting Changes and Error Corrections, etc.

For the accounting changes and corrections of prior period errors to be made on or after the beginning of the fiscal year under review, the Company has applied the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No. 24, December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24, December 4, 2009).

Notes concerning consolidated balance sheets

1.	Accumulated depreciation on property, plant and equipment: ¥439,796 million

2.	Pledged assets and collateralized debt

Pledged assets
Land:	¥130	million
Buildings:	¥509	million
Other property, plant, and equipment:	¥280	million
Investment securities:	¥45	million

Total:	¥964	million

Collateralized debt
Short-term loans payable:	¥76	million
Long-term loans payable:	¥113	million
(including current portions of long-term loans payable)
Other short-term payables:	¥218	million

Total:	¥407	million

3.	Guarantee obligations

The Company provides guarantees for loans from financial institutions to companies other than consolidated subsidiaries.

Guarantee purpose and amount
Employees (housing loans, etc.)	¥615	million
Japan Aeroforge, Ltd.	¥882	million

Total:	¥1,497	million

4.	Discounted trade notes and endorsed trade notes

Discounted trade notes:	¥—	million
Endorsed trade notes:	¥120	million
Recourse obligation by trust commitments:	¥1,708	million

5.	Notes with maturity date

Accounting of notes with maturity date is settled on the date of bank clearing. Therefore, because the last day of the fiscal year under review was a bank holiday, the following notes that matured at the end of the fiscal year are included in the balance at the end of the fiscal year.

Notes receivable-trade:	¥308	million

Notes concerning consolidated statements of changes in net assets

1.	Total number of shares outstanding as of the end of fiscal year

Common stock: 366,557,889 shares

2.	Dividends paid during the fiscal year

(1)	Dividends paid

Resolution	Share class	Total dividend amount (millions of yen)	Dividends per share (yen)	Base date	Effective date
May 27, 2011 Board of Directors	Common Stock	2,115	6.0	March 31, 2011	May 31, 2011
October 27, 2011 Board of Directors	Common Stock	2,115	6.0	September 30, 2011	November 30, 2011

(2)	Dividends whose record date is in the current fiscal year, but whose effective date falls in the next fiscal year

Resolution (Scheduled)	Share class	Total dividend amount (millions of yen)	Source of dividends	Dividends per share (yen)	Base date	Effective date
May 29, 2012 Board of Directors	Common Stock	2,115	Retained earnings	6.0	March 31, 2012	May 31, 2012

3.	Share classes and number of shares subject to share subscription rights to shares issued by the Company outstanding as of the end of the fiscal year:

Euro yen convertible bond-type bond (due 2019) with subscription rights to shares with acquisition clause (net share settlement)

Common stock:	2,201,273 shares

Notes concerning financial instruments

1.	Status of financial instruments

(1)	Policy on financial instruments

The Group, in light of capital investment plans to carry out its business, procures required funds (primarily bank loans and bond issuance). Temporary surplus funds are invested in very safe financial assets and, additionally, short-term operating capital is procured through bank loans and short-term bonds. Derivatives are used to avoid the risks set forth below and the Group’s policy is not to use derivatives for speculative transactions.

(2)	Details of financial instruments, risks involved and management system

Although the Group is exposed to customer credit risks with respect to notes and accounts receivable, which are trade receivables, the Group ascertains and manages the credit standing of its trading partners in accordance with the Group’s credit risk management regulations. Additionally, as the Group imports raw materials from overseas and exports overseas products manufactured in Japan, the Group is exposed to risks of exchange rate fluctuations impacting foreign-currency-denominated transactions and foreign-currency-denominated assets and liabilities. With respect to these foreign exchange risks relating to foreign-currency-denominated imports/exports, the Group strives to minimize these risks through forward exchange contracts and currency options, etc.

With regards to securities and investment securities, the Group holds shares, primarily in connection with business alliances, etc. with trading partners, and is exposed to market price risks. To address these risks, the Group maintains a clear grasp of the fair value and the financial status, etc. of the issuer and, taking into consideration the relationship with the trading partner, undertakes reviews of the state of those holdings.

Notes and accounts payable, which are trade payables, have, for the most part, a maturity date of less than one year.

Short-term loans payable is financing related primarily to business transactions, and bonds payable and long-term loans payable are financing related primarily to capital investments. Additionally, convertible bond-type bonds with subscription rights to shares are financing for the tender offer of NEOMAX Co., Ltd. executed in December 2006. Variable rate loans payable expose the Group to interest rate risks and, with respect to a portion of the long-term loans payable from amongst these variable rate loans payable, the Group avoids interest rate risks utilizing individually contracted derivative transactions (interest swaps) in order to fix interest expenses. With respect to the hedge effectiveness assessment, these derivative transactions meet the requirements of the interest swap special exceptions, and thus, on the basis of this judgment, the hedge effectiveness assessment is omitted.

The execution and management of derivative transactions is undertaken in accordance with internal regulations prescribing transaction authority, while transactions are undertaken with only highly rated financial institutions so as to reduce credit risks when utilizing derivatives.

Additionally, notes and accounts payable-trade, and loans payable, bonds payable and convertible bond-type bonds with subscription rights to shares expose the Group to liquidity risks. The Group manages these risks through methods such as by having each Group company prepare a monthly cash-flow plan.

(3)	Supplemental explanation concerning the fair value, etc. of financial instruments

With regard to the contract amount relating to the derivative transaction in “2. Fair value, etc. of financial instruments,” amount itself does not indicate the market risk relating to the derivative transaction.

2.	Fair value, etc. of financial instruments

The consolidated balance sheet amount, fair value and the difference in these amounts as of the last day of March, 2012 (the last day of the fiscal year under review) is as follows.

Financial instruments which are reasonably deemed to be extremely difficult to ascertain their fair value are not included in the following table.

		(Unit: Millions of yen)
		Consolidated balance sheet amount		Fair value		Difference
(1)	Cash and deposits	25,733		25,733		—
(2)	Notes and accounts receivable-trade	115,362
	Allowance for doubtful accounts	(489)
		114,873		114,873		—
(3)	Securities and investment securities
	Other securities	7,556		7,556		—
(4)	Notes and accounts payable-trade (*1)	[87,867	]	[87,867	]	—
(5)	Short-term loans payable (*1)	[57,081	]	[57,081	]	—
(6)	Bonds payable (*1)	[34,000	]	[35,531	]	1,531
(7)	Convertible bond-type bonds with subscription rights to shares (*1)	[4,495	]	[4,467	]	(28)
(8)	Long-term loans payable (*1)	[62,656	]	[63,184	]	528
(9)	Derivative transactions (*1), (*2)	10		10		—

*1	Items recorded as liabilities are indicated in square brackets.

*2	Net receivables and liabilities arising from derivative transactions are shown as a net amount, and items which are net liabilities in total are indicated in square brackets.

(Note 1)	Calculation method of the fair value of financial instruments and matters relating to securities and derivatives transactions

(1)	Cash and deposits and (2) Notes and accounts receivable-trade

As these are settled in a short period of time, the fair value and book value are essentially equal, so the said book value is used.

(3)	Securities and investment securities

(i)	Securities: As these are settled in a short period of time, the fair value and book value are essentially equal, so the said book value is used.

(ii)	Investment securities: The stock exchange price of shares is used for fair value.

(iii)	Securities and investment securities are held as other securities and the difference between the consolidated balance sheet amount relating thereto and the acquisition cost is as follows.

				(Unit: Millions of yen)
	Type	Acquisition cost	Consolidated balance sheet amount	Difference
Financial instruments the consolidated balance sheet amount of which exceeds the acquisition cost	Shares	2,532	6,007	3,475
Financial instruments the consolidated balance sheet amount of which does not exceed the acquisition cost	Shares Others	1,812	1,549	(263)

Total		4,344	7,556	3,212

(4)	Notes and accounts payable-trade and (5) Short-term loans payable

As these are settled in a short period of time, the fair value and book value are essentially equal, so the said book value is used.

(6)	Bonds payable and (7) Convertible bond-type bonds with subscription rights to shares

The fair value of bonds payable and convertible bond-type bonds with subscription rights to shares is based on market price.

(8)	Long-term loans payable

The fair value of long-term loans payable is calculated by discounting the total amount of principal and interest at an estimated interest rate in the event that a new similar loan was made. Long-term loans payable based on variable interest rates are subject to the interest swap special exceptions (see (9) (ii) (2) below) and the total amount of principal and interest processed together with the relevant interest swap is discounted at an estimated interest rate reasonably applied in the event that a similar loan was made.

Also, the balance sheet amount of long-term loans payable includes the current portion of long-term loans payable.

(9)	Derivative transactions

(i)	Derivative transactions to which hedge accounting is not applied:

		Currency-related (Unit: Millions of yen)
Classification	Type	Contract amount, etc.		Fair value	Profit and loss from valuation
			Of which over 1 year
Transactions other than market transactions	Currency exchange forward contract Short position Sell euro / Buy KRW	54	—	0	0

Total		54	—	0	0

*	Calculation method for fair value

Currency exchange forward contract:    Based on value provided by correspondent bank.

(ii)	Derivative transactions to which hedge accounting is applied:

	(1) Currency-related (Unit: Millions of yen)
Hedge accounting method	Type of transaction	Primary hedge object	Contract amount, etc.	Of which contract amount over one year	Fair value
Basic handling method	Currency exchange forward contract Long position US dollar	Accounts payable (forecasted transaction)	130	—	10

	UK pound	Accounts payable (forecasted transaction)	1	—	0

Total			131	—	10

*	Calculation method for fair value

Currency exchange forward contract: Based on value provided by correspondent bank.

	(2) Interest-related (Unit: Millions of yen)
Hedge accounting method	Type of derivative transaction	Primary hedge object	Contract amount, etc.		Fair value	Calculation method of relevant fair value
				Amongst which exceeding one year
Interest swap special exceptions	Interest swap transaction Fixed payment / variable rate	Long-term loans payable	10,000	—	*	—
*	With regard to items subject to the special exceptions of interest swaps, fair value is included in the fair value of the long-term loans payable which is the hedge object as these are processed together with the said long-term loans payable. (See (8) above.)

(Note 2)	Unlisted shares (consolidated balance sheet amount of ¥8,002 million) are not included in “(3) Securities and investment securities” as they have no market price and it is thus reasonably deemed extremely difficult to ascertain fair value.

(Note 3)	Anticipated redemption amount of receivables and other securities subject to maturity after the consolidated balance sheet date of items.

	(Unit: Millions of yen)
	Up to one year	More than one year and up to five years	More than five years and up to ten years	More than ten years
(1) Cash and deposits	25,733	—	—	—
(2) Notes and accounts receivable-trade	115,362	—	—	—
(3) Securities and investment securities Other securities with maturity	573	5	—	—

Total	141,668	5	—	—

(Note 4)	Anticipated repayment amount of bonds payable, convertible bond-type bonds with subscription rights to shares and long-term loans payable

	(Unit: Millions of yen)
	Up to one year	More than one year and up to five years	More than five years and up to ten years	More than ten years
(6) Bonds payable	4,000	—	30,000	—
(7) Convertible bond-type bonds with subscription rights to shares	—	—	4,495	—
(8) Long-term loans payable	14,108	35,548	13,000	—

Total	18,108	35,548	47,495	—

Notes concerning per-share information

1.	Net assets per share: ¥625.04

The basis of calculation of net assets per share is as follows.

Total net assets as per consolidated balance sheets:	¥240,395	million
Net assets attributable to common stock:	¥220,282	million
Difference between total net assets as per consolidated balance sheets and net assets as of the end of the fiscal year related to the number of common shares used as basis of calculation of net assets per share:	¥20,113	million
Number of common shares outstanding as of end of the fiscal year:	366,557,889	shares
Number of common shares held as treasury stock:	14,128,047	shares
Number of common shares used as basis of calculation of net assets per share:	352,429,842	shares

2.	Net income per share for the period under review: ¥50.75

The basis of calculation of net income per share for the period under review is as follows.

Net income for the period under review:	¥17,886	million
Amounts not attributable to common stockholders:	—
Net income for the period attributable to common stock:	¥17,886	million
Average number of common shares during the term:	352,434,309	Shares
Summary of equity instruments that are not dilutive and therefore not included in the calculation of net income per share fully diluted for the period:	Euro yen convertible bond- type bond (due 2019) with subscription rights to shares with acquisition clause (net share settlement) (¥4,495 million outstanding).

Other notes

1.	Settlement received:

These are settlements of patent infringement lawsuits over the Hitachi Metals Group’s products.

2.	Loss on impairment of property and equipment:

The Hitachi Metals Group recognized loss on impairment of property and equipment for the following assets.

Application	Location	Type
Business assets	Moka-shi, Tochigi	Buildings, machinery and equipment, etc.

Idle assets	Higashi-Matsushima-shi, Miyagi Minami-Uonuma-shi, Niigata Yasugi-shi, Shimane Miyakogun-Kanda-machi, Fukuoka	Land, buildings, machinery and equipment, etc.

Assets for disposal	Moka-shi, Tochigi Kumagaya-shi, Saitama	Land and buildings, etc.

Assets for sale	Kamisu-shi, Ibaraki	Land

The Group uses asset grouping by operating site as the smallest cash flow generating unit. Of the above-mentioned assets, some business assets were determined to be disposed of as a result of integration of plants in the high-grade functional components and equipment business. In addition, as for idle assets, assets for disposal and assets for sale, the expected recoverable amounts are less than the book values. With these factors, book values have been written down to recoverable amounts and such write-down amounts have been recognized as extraordinary losses. The recoverable amounts reflect estimated net sales proceeds, while land and buildings are appraised based on appraisal values, etc. and, machinery and equipment are appraised based on reasonable estimates.

3.	Loss on disaster

These are losses on impairment and disposal of noncurrent assets and losses on abandonment and valuation of inventories resulting from the floods in Thailand in October 2011.

4.	Loss on liquidation of affiliates

Loss on liquidation of affiliates arose from liquidation of consolidated subsidiaries engaged in the high-grade metal products and materials business, the high-grade functional components and equipment business and the other business.

5.	Loss on structural reform

Loss on structural reform was recorded in response to a sharp decrease in demand comprising surplus equipment disposal costs resulting from organizational restructuring and special retirement benefits paid as support for employees seeking other employment. Said disposal costs include a ¥3,144 million loss on impairment of property and equipment as follows:

Application	Location	Type
Business assets	Tottori-shi, Tottori	Buildings, machinery and equipment, etc.

Idle assets	Tottori-shi, Tottori	Land and buildings, etc.

Assets for disposal	Wakayama-shi, Wakayama	Buildings, machinery and equipment, etc.

Since the profitability of these business assets, idle assets and assets for disposal decreased due to the partial reorganization and restructuring of the Electronics and IT Device segment, the book values of those assets have been written down to recoverable amounts and the write-down amounts have been recognized as extraordinary losses. The recoverable amounts reflect estimated net sales proceeds, while land and buildings are appraised based on appraisal values, etc. and machinery and equipment are appraised based on reasonable estimates.

Balance Sheets (As of March 31, 2012)

(Unit: Millions of yen)
(ASSETS)
Current assets	196,264
Cash and deposits	4,082
Notes receivable-trade	1,189
Accounts receivable-trade	73,044
Finished products	8,483
Work in process	20,833
Raw materials	47,139
Advance payments-trade	287
Prepaid expenses	634
Deferred tax assets	3,454
Accounts receivable-other	22,967
Short-term loans receivable	12,067
Deposit paid in subsidiaries and affiliates	1,660
Other	473
Allowance for doubtful accounts	(48)

Noncurrent assets	210,100
Property, plant and equipment	82,573
Buildings, net	21,240
Structures, net	1,725
Machinery and equipment, net	30,224
Vehicles, net	42
Tools, furniture and fixtures, net	1,176
Land	25,695
Lease assets	5
Construction in progress	2,466

Intangible assets	41,106
Goodwill	38,422
Patent right	3
Right of trademark	443
Software	902
Lease assets	1
Right of using facilities	64
Other	1,271

Investments and other assets	86,421
Investment securities	4,758
Stocks of subsidiaries and affiliates	70,537
Investments in capital	772
Long-term loans receivable from subsidiaries and affiliates	5,615
Long-term loans receivable from employees	38
Claims provable in bankruptcy, claims provable in rehabilitation and other	14
Long-term prepaid expenses	89
Deferred tax assets	3,666
Other	4,547
Allowance for doubtful accounts	(3,362)
Allowance for investment loss	(253)

Total assets	406,364

(LIABILITIES)
Current liabilities	169,506
Accounts payable-trade	56,323
Short-term loans payable	64,518
Commercial paper	11,000
Current portion of bonds	4,000
Current portion of long-term loans payable	10,400
Lease obligations	2
Accounts payable-other	7,467
Accrued expenses	8,667
Income taxes payable	4,961
Advances received	266
Deposits received	1,836
Allowance for directors’ bonuses	66

Noncurrent liabilities	96,337
Bonds payable	30,000
Convertible bond-type bonds with subscription rights to shares	4,495
Long-term loans payable	43,500
Lease obligations	5
Provision for retirement benefits	14,865
Provision for directors’ retirement benefits	35
Provision for loss on guarantees	808
Provision for loss on business of subsidiaries and affiliates	1,100
Provision for environmental measures	915
Asset retirement obligations	114
Other	500
Total liabilities	265,843

(NET ASSETS)
Shareholders’ equity	138,900
Capital stock	26,284
Capital surplus	50,703
Legal capital surplus	36,699
Other capital surplus	14,004
Retained earnings	72,618
Legal retained earnings	6,571
Other retained earnings	66,047
Reserve for special depreciation	28
Reserve for advanced depreciation of noncurrent assets	684
General reserve	44,580
Retained earnings brought forward	20,755
Treasury stock	(10,705)
Valuation, translation adjustments and others	1,621
Net unrealized holding gains on available-for-sale securities	1,615
Gain (loss) on deferred hedge transactions	6
Total net assets	140,521

Total liabilities and net assets	406,364

Statements of Income (Fiscal year ended March 31, 2012)

	(Unit: Millions of yen)
Net sales		345,569
Cost of sales		304,876

Gross profit		40,693
Selling, general and administrative expenses		31,679

Operating income		9,014

Non-operating income
Interest and dividends income	13,143
Insurance income	1,249
Other	2,657	17,049

Non-operating expenses
Interest expenses	1,387
Other	3,237	4,624

Ordinary income		21,439
Extraordinary income
Gain on sales of property and equipment	24
Gain on liquidation of subsidiaries and affiliates	54
Settlement received	302	380

Extraordinary losses
Loss on impairment of property and equipment	837
Loss on disaster	54
Loss on disposal of fixed assets	9
Loss on structural reform	3,547	4,447

Net Income before income taxes		17,372
Income taxes-current		1,379
Income taxes-deferred		2,443

Net income for current fiscal year		13,550

Statements of Changes in Net Assets (Fiscal year ended March 31, 2012)

(Unit: Millions of yen)
Shareholders’ equity
Capital stock
Balance as of April 1, 2011	26,284
Changes during fiscal 2011

Total increase/decrease during fiscal 2011	—

Balance as of March 31, 2012	26,284

Capital surplus
Legal capital surplus
Balance as of April 1, 2011	36,699
Changes during fiscal 2011

Total increase/decrease during fiscal 2011	—

Balance as of March 31, 2012	36,699

Other capital surplus
Balance as of April 1, 2011	14,004
Changes during fiscal 2011
Disposal of treasury stock	—

Total increase/decrease during fiscal 2011	—

Balance as of March 31, 2012	14,004

Total capital surplus
Balance as of April 1, 2011	50,703
Changes during fiscal 2011
Disposal of treasury stock	—

Total increase/decrease during fiscal 2011	—

Balance as of March 31, 2012	50,703

Retained earnings
Legal retained earnings
Balance as of April 1, 2011	6,571
Changes during fiscal 2011

Total increase/decrease during fiscal 2011	—

Balance as of March 31, 2012	6,571

Other retained earnings
Reserve for special depreciation
Balance as of April 1, 2011	37
Changes during fiscal 2011
Provision of reserve for special depreciation	1
Reversal of reserve for special depreciation	(10)

Total increase/decrease during fiscal 2011	(9)

Balance as of March 31, 2012	28

Reserve for advanced depreciation of noncurrent assets
Balance as of April 1, 2011	635
Changes during fiscal 2011
Provision of reserve for advanced depreciation of noncurrent assets	53
Reversal of reserve for advanced depreciation of noncurrent assets	(4)

Total increase/decrease during fiscal 2011	49

Balance as of March 31, 2012	684

General reserve
Balance as of April 1, 2011	44,580
Changes during fiscal 2011

Total increase/decrease during fiscal 2011	—

Balance as of March 31, 2012	44,580

Retained earnings brought forward
Balance as of April 1, 2011	11,475
Changes during fiscal 2011
Provision of reserve for special depreciation	(1)
Reversal of reserve for special depreciation	10
Provision of reserve for advanced depreciation of noncurrent assets	(53)
Reversal of reserve for advanced depreciation of noncurrent assets	4
Cash dividends	(4,230)
Net income for the fiscal 2011	13,550

Total increase/decrease during fiscal 2011	9,280

Balance as of March 31, 2012	20,755

Total retained earnings
Balance as of April 1, 2011	63,298
Changes during fiscal 2011
Cash dividends	(4,230)
Net income for the fiscal 2011	13,550

Total increase/decrease during fiscal 2011	9,320

Balance as of March 31, 2012	72,618

Treasury stock
Balance as of April 1, 2011	(10,692)
Changes during fiscal 2011
Acquisition of treasury stock	(14)
Disposal of treasury stock	1

Total increase/decrease during fiscal 2011	(13)

Balance as of March 31, 2012	(10,705)

Total shareholders’ equity
Balance as of April 1, 2011	129,593
Changes during fiscal 2011
Cash dividends	(4,230)
Net income (loss) for the fiscal 2011	13,550
Acquisition of treasury stock	(14)
Disposal of treasury stock	1

Total increase/decrease during fiscal 2011	9,307

Balance as of March 31, 2012	138,900

Valuation, translation adjustments and others
Net unrealized holding gain (loss) on available-for-sale securities
Balance as of April 1, 2011	1,281
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	334

Total increase/decrease during fiscal 2011	334

Balance as of March 31, 2012	1,615

Deferred gains or losses on hedges
Balance as of April 1, 2011	2
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	4

Total increase/decrease during fiscal 2011	4

Balance as of March 31, 2012	6

Total valuation, translation adjustments and others
Balance as of April 1, 2011	1,283
Changes during fiscal 2011
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	338

Total increase/decrease during fiscal 2011	338

Balance as of March 31, 2012	1,621

Total net assets
Balance as of April 1, 2011	130,876
Changes during fiscal 2011
Cash dividends	(4,230)
Net income for the fiscal 2011	13,550
Acquisition of treasury stock	(14)
Disposal of treasury stock	1
Net increase/decrease during fiscal 2011 of non shareholders’ equity items	338

Total increase/decrease during fiscal 2011	9,645

Balance as of March 31, 2012	140,521

Notes to Non-Consolidated Financial Statements

1.	Notes concerning matters relating to significant accounting policies

1.1.	Valuation standards and methods for assets

(1)	Securities

Stocks of subsidiaries and affiliates are stated at cost as determined by the moving average method.

Other securities:

Listed securities are stated at fair value based on market prices on the balance sheet date. (Valuation differences are taken in the full amount to net assets; the cost of securities sales are calculated based on the moving average.)

Unlisted securities are stated at cost as determined by the moving average method.

(2)	Derivatives are stated at fair value.

(3)	Valuation standards and methods for inventories

Inventories held for ordinary sales:

Inventories held for ordinary sales are stated at cost. (Balance sheet book values are written down to adjust for declines in sales value.)

Merchandise, products, and work in process:

Certain high-grade metal products and materials, fixtures, and construction materials are stated at values determined by specific identification.

Other inventories are determined by gross average method.

Raw materials and supplies are stated at cost as determined by the moving average method.

1.2.	Depreciation method for noncurrent assets

Property, plant, and equipment (excluding lease assets):

The Company uses the declining-balance method. For buildings (excluding accompanying facilities) acquired on or after April 1, 1998, the Company uses the straight-line method.

Intangible fixed assets (excluding lease assets):

The Company uses the straight-line method. Software for own use is amortized over an internal useful life of five years based on the straight-line method.

Lease assets

Lease assets under finance leases transactions involving the transfer of ownership are depreciated in the same manner as own noncurrent assets.

Lease assets under finance leases transactions not involving the transfer of ownership are depreciated on the straight-line method using the lease period as the useful life and assuming no residual value.

Also, the accounting treatment for finance lease transactions not involving the transfer of ownership whose transaction commenced on or before March 31, 2008, follows same method as for treating ordinary operating leases.

1.3.	Standards for provisions

(1)	Allowance for doubtful accounts

Allowance for doubtful accounts such as sales and loan receivables are made for general receivables based on historical default rates and for specific receivables such as delinquent claims in the expected non-recoverable amounts based on an assessment of recoverability.

(2)	Allowance for investment loss

Provision for losses from investments in affiliates, etc., is made in the necessary amounts taking into account the financial status of the investee.

(3)	Allowance for directors’ bonuses

Allowance for directors’ bonuses is recognized in the estimated amount payable at the end of the current fiscal year.

(4)	Provision for retirement benefits

The Company recognizes provisions for retirement benefits of employees based on projected benefit obligations and estimated plan assets at the balance sheet date.

Actuarial gain or loss of the retirement benefit plan is amortized from the year following the year in which the gain or loss is recognized primarily by the straight-line method over the average remaining years of service of the employees.

Prior service cost is amortized as incurred by the straight-line method over the average remaining years of service of the employees.

The plan assets to be recognized at the end of the period under review are included in “others” under investments and other assets as prepaid pension cost, when their amount exceeds that of the projected benefit obligations after the actuarial gain or loss has been reflected.

(5)	Provision for directors’ retirement benefits

Provision for directors’ retirement benefits is recognized in the benefit amount to be paid at the end of the current fiscal year based on the regulations for retirement benefits of directors and executive officers.

Notably, at the compensation committee meeting convened on March 24, 2008, because the Company decided to abolish retirement benefits of directors and executive officers, no new provisions have been recorded since April 2008. As for the balance of the provision for directors’ retirement benefits, the benefit amount for current tenures until the effective termination date (March 31, 2008) is the estimated payable benefit amount at the time of the abolition of the retirement benefits scheme and the amount to be paid to directors and executive officers currently serving at the end of the fiscal year under review based on the previous internal rules for retirement benefits of directors and executive officers was recognized.

(6)	Provision for loss on guarantees

Provisions for losses from guarantees for affiliates have been made in the amount of estimated losses to the Company with consideration of the financial status of the affiliates that are the subject of such guarantees.

(7)	Allowance for business losses of affiliates

Allowance for business losses of affiliates has been made in the amount of estimated losses to the Company taking into consideration the financial status of the relevant affiliates.

(8)	Provision for environmental measures

Provision in the estimated necessary amounts was made for the cost of PCB waste disposal expected for the future under the Act on Special Measures concerning Promotion of Proper Treatment of PCB Wastes.

1.4.	Other significant matters presenting Non-Consolidated Financial Statements

(1)	Hedge accounting

Hedge accounting:

As a rule, hedge transactions are subject to deferred hedge accounting. Interest swaps that satisfy the required conditions are subject to accounting under special exception.

Hedging instruments and hedge objects:

Hedging instruments: Interest swaps; forward exchange contracts

Hedge objects: Interest on loans payable; foreign-denominated receivables, etc.

Hedging policy:

Subject to hedging within the scope of hedge objects are foreign exchange risk and interest rate risk.

Method of hedge effectiveness assessment:

Hedge effectiveness is assessed by comparing at each six-month the variation in the value of the cumulative cash flow or cumulative price variation of the hedge object and the cumulative cash flow or cumulative price variation of the hedging instrument. The assessment of hedge effectiveness of interest swaps is omitted subject to accounting under special exception.

(2)	Accounting treatment of consumption taxes

Consumption taxes are not accounted for.

(3)	Consolidated taxation

The Company files consolidated tax returns.

(4)	Amortization of goodwill

Goodwill are amortized based on the estimated duration of investment effects for individual investments in even amounts over periods of up to twenty years after accounting recognition.

Goodwill associated with the acquisition of additional equity in NEOMAX Co., Ltd. under a tender offer in fiscal year 2006 is amortized in even amounts over a period of twenty years. Other goodwill is amortized over five years in even amounts.

1.5.	Change in significant matters presenting non-consolidated financial statements

Not applicable.

1.6.	Additional information

Application of Accounting Standard for Accounting Changes and Error Corrections, etc.

For the accounting changes and corrections of prior period errors to be made on or after the beginning of the fiscal year under review, the Company has applied the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No. 24, December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24, December 4, 2009).

2.	Notes concerning the balance sheets

(1) Accumulated depreciation on property, plant, and equipment:	¥255,156	million
(2) Guarantee obligations, etc.

Recourse obligation by trust commitment:	¥1,708	million
Endorsed trade notes:	¥3	million
Guarantee obligations:	¥19,507	million

(3) Matured notes at the end of the fiscal year

The Company accounts for matured notes at the end of the fiscal year as being settled at note clearing date. Since the last day of the fiscal year under review was a non-working day for financial institutions, matured notes at the end of the next fiscal year are included in the balance at the end of the fiscal year.

Notes receivable-trade:	¥220	million
Notes receivable endorsed:	¥2	million

(4) Accounts payable and receivable—affiliates Receivable

Notes receivable-trade:	¥3	million
Accounts receivable-trade:	¥36,799	million
Accounts receivable-other:	¥16,041	million
Short-term loans receivable:	¥12,067	million
Deposits paid in subsidiaries and affiliates	¥1,660	million
Long-term loans receivable:	¥5,615	million
Liabilities
Accounts payable-trade:	¥15,680	million
Short term loans payable:	¥27,259	million
Long term loans payable:	¥5,000	million

3.	Notes concerning the statements of income

Transactions with affiliates

Net sales:	¥161,403	million
Purchase of goods:	¥137,160	million
Other transactions:	¥16,196	million

4. Notes concerning the statement of change in shareholders’ equity

Number of treasury shares as of the end of fiscal year:	14,110,129	shares of common stock

5. Notes concerning tax effect accounting

Breakdown of significant components of deferred tax assets and deferred tax liabilities:

Deferred tax assets
Loss carry-forwards for corporate income tax:	¥497	million
Loss on devaluation of investment securities:	¥1,352	million
Accrued bonuses:	¥1,631	million
Allowance for doubtful accounts:	¥1,200	million
Provision for retirement benefits:	¥5,296	million
Provision for directors’ retirement benefits:	¥12	million
Contribution of securities to retirement benefit trust:	¥1,275	million
Taxable expenses for structural reform:	¥1,131	million
Impairment loss:	¥676	million
Others:	¥3,015	million

Deferred tax assets—Subtotal:	¥16,085	million
Valuation allowance:	¥(5,870)	million
Deferred tax assets—Total:	¥10,215	million

Deferred tax liabilities
Provision under the Special Taxation Measures Act:	¥(679)	million
Valuation gain—land:	¥(1,474)	million
Deferred income from property for transfer between consolidated tax payers:	¥(38)	million
Other:	¥(903)	million
Deferred tax liabilities—Total:	¥(3,094)	million

Deferred tax assets—Net:	¥7,121	million

6.	Notes concerning fixed assets used in leases

In addition to the fixed assets recorded in the balance sheets, fixed assets used in lease transactions consist of a portion of manufacturing equipment for high-grade metal products and materials, electronics and IT devices, high-grade functional components and equipment, etc.

7.	Notes concerning transactions with related parties

7.1.	Transactions with related parties

(a)	Parent company and principal shareholders (companies only)

Type	Name	Address	Capital or investment (millions of yen)	Business domain or occupation	Voting rights etc. held by or in the Company (%)	Relationship with related parties	Transaction	Transaction amount (millions of yen)	Account	Term-end balance (millions of yen)
Parent Company	Hitachi, Ltd.	Chiyoda-ku, Tokyo	427,776	Manufacture and sales of electrical equipment	Direct: 55.1 Indirect: 0.6	Continuous trade in products Provision of services Technology transfers Provision of loans Concurrent position as officer	Deposit under the Hitachi Group Pooling Scheme* [1,2]	Withdrawal 3,604*[3]	Deposits in affiliated companies	1,660
							Borrowing*[4]	5,000	Long term loans payable	5,000

(Notes)	1.	Since October 2001, the Company participates in the Hitachi Group Pooling Scheme for the centralized management of funds. The term-end balance indicates deposit amounts of the Company held in that scheme as of the end of fiscal year.
	2.	Interest rates on funds are determined with reasonable consideration of market interest rates.
	3.	Fund allocation changes daily. Transaction amount reflects changes compared with the previous fiscal year end balance.
	4.	Interest rates on borrowing are determined with reasonable consideration of market interest rates.

(b)	Subsidiaries and affiliate companies

Type	Name	Address	Capital or investment (millions of yen)	Business domain or occupation	Voting rights etc. held by or in the Company (%)	Relationship with related parties	Transaction	Transaction amount (millions of yen)	Account	Term-end balance (millions of yen)
Subsidiary	Hitachi Metals Admet, Ltd.	Chuo-ku, Tokyo	350	Sales of various products	Direct: 100.0	Sales of products Purchase of products Dispatch of officers	Sales of products*1	29,244	Accounts receivable-trade	7,803
Subsidiary	Hitachi Metals Europe GmbH	Dusseldorf, Germany	(thousands of euros) 2,200	Sales of various products	Direct: 100.0	Sales of products Purchase of products Concurrent position as officer	Sales of products*1	21,183	Accounts receivable-trade	5,444
Subsidiary	Hitachi Metals Tool Steel, Ltd.	Chuo-ku, Tokyo	100	High-Grade Metal Products and Materials	Direct: 90.0 Indirect: 10.0	Sales of products Purchase of products Dispatch of officers	Sales of products*1	20,122	Accounts receivable- trade	5,250
							Loans by the pooling scheme*2,3	Collection 130*4	Short-term loans receivable	5,121
Subsidiary	NEOMAX KINKI Co., Ltd.	Yabu-shi, Hyogo	400	Electronics and IT Devices	Direct: 100.0	Purchase of products Dispatch of officers	Purchase of products*1	56,894	Accounts payable-trade	6,186
							Receipts under the Company’s pooling scheme*2,3	Receipts 3,699*4	Short-term loans payable	6,221
Subsidiary	Hitachi Metals Techno, Ltd.	Koto-ku, Tokyo	3,636	High-Grade Functional Components and Equipment	Direct: 64.9	Sales of products Purchase of products Concurrent position as director	Receipts under the Company’s pooling scheme*2,3	Receipts 1,207*4	Short-term loans payable	5,239
Subsidiary	Hitachi Tool Engineering, Ltd.	Minato-ku, Tokyo	1,455	High-Grade Metal Products and Materials	Direct: 51.1 Indirect: 0.4	Sales of products Purchase of products Concurrent position as director	Receipts under the Company’s pooling scheme*2,3	Withdrawal 779*4	Short-term loans payable	9,093

(Notes)	1.	Sales and purchase of products are determined with consideration of market prices and in accordance with general terms and conditions of trade.
	2.	Beginning of June 1999, a pooling scheme for the centralized management of group funds was incepted. The term-end balance indicates loan receivable and loan payable amounts as of the end of term.
	3.	Interest rates on funds are determined with reasonable consideration of market interest rates.
	4.	Fund allocation changes daily. Transaction amount reflects differences from the previous fiscal year end balance.

7.2.	Notes concerning the parent company or significant affiliates

Parent company information

Hitachi, Ltd. (Shares are listed on the Tokyo Stock Exchange, Osaka Securities Exchange, Nagoya Stock Exchange, Fukuoka Stock Exchange, Sapporo Securities Exchange, and New York Stock Exchange)

(Note) These are stock exchanges on which Hitachi, Ltd. is listed as of the end of the fiscal year under review (March 31, 2012).

8.	Notes concerning per-share information

(1)	Net assets per share: ¥398.70

The basis of calculation of net assets per-share is as follows.

Total net assets as per the balance sheets	¥140,521	million
Net assets attributable to common stock	¥140,521	million
Number of common shares outstanding as of fiscal year-end	366,557,889	shares
Number of common shares held as treasury shares	14,110,129	shares
Number of common shares used as basis of calculation of net assets per share	352,447,760	shares

(2)	Net income per share for the period under review: ¥38.44

The basis of calculation of net income per share for the period under review is as follows.

Net income for the period under review as per the statements of income	¥13,550	million
Amounts not attributable to common stockholders	—
Net income for the period attributable to common stock	¥13,550	million
Average number of common shares outstanding during the period	352,452,227	shares
Summary of equity instruments that are not dilutive and therefore not included in the calculation of net income per share fully diluted for the period	Euro yen convertible bond-type bond (due 2019) with subscription rights to shares with acquisition clause (net share settlement) (¥4,495 million outstanding).

9.	Other notes

(1)	Settlement received:

These are settlements of patent infringement lawsuits over the Company’s products.

(2)	Loss on impairment of property and equipment:

The Company recognized loss on impairment of property and equipment for the following assets.

Application	Location	Type
Idle assets	Yasugi-shi, Shimane Miyakogun-Kanda-machi, Fukuoka	Land, buildings, machinery and equipment, etc.

Assets for disposal	Moka-shi, Tochigi	Land and buildings, etc.

Assets for sale	Kamisu-shi, Ibaraki	Land

The Company groups assets by operating site as the smallest cash flow generating unit.

As for the above-mentioned idle assets, assets for disposal and assets for sale, the expected recoverable amounts are less than the book values. Therefore, book values have been written down to recoverable amounts and the write-down amounts are recorded as extraordinary losses. The recoverable amounts reflect estimated net sales proceeds, while land and buildings are appraised based on appraisal values, etc. and machinery and equipment are appraised based on reasonable estimates.

(3)	Loss on disaster:

These are losses on disposal of noncurrent assets and restoration support fees resulting from the floods in Thailand in October 2011.

(4)	Loss on structural reform:

Loss on structural reform in response to a sharp decrease in demand comprising surplus equipment disposal costs resulting from organizational restructuring and special retirement benefits paid as support for employees seeking other employment. Said disposal costs include a ¥3,144 million loss on impairment of property and equipment as follows:

Application	Location	Type
Business assets	Tottori-shi, Tottori	Buildings and machinery and equipment, etc.

Idle assets	Tottori-shi, Tottori	Land and buildings, etc.

Assets for disposal	Wakayama-shi, Wakayama	Buildings and machinery and equipment, etc.

Since the profitability of these business assets, idle assets and assets for disposal decreased due to the partial reorganization and restructuring of the Electronics and IT Device segments, the book values of those assets have been written down to recoverable amounts and the write-down amounts have been recognized as extraordinary losses. The recoverable amounts reflect estimated net sales proceeds, while land and buildings are appraised based on appraisal values, etc. and machinery and equipment based on reasonable estimates.

[English Translation of the Accounting Auditors’ Report Originally Issued in the Japanese Language]

Independent Auditors’ Report

May 21, 2012

Hiroyuki Fujii

Representative Executive Officer,

President and Chief Executive Officer

Hitachi Metals, Ltd.

Ernst & Young ShinNihon LLC

Kiyomi Nakayama (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Masami Katakura (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Pursuant to the provisions of Article 444, Paragraph 4 of the Companies Act of Japan, we have audited the consolidated financial statements of Hitachi Metals, Ltd., which comprise the Consolidated Balance Sheets as of March 31, 2012, and the Consolidated Statements of Income and the Consolidated Statements of Changes in Net Assets for the fiscal year from April 1, 2011 to March 31, 2012, and the related Notes to Consolidated Financial Statements.

Management’s responsibility for the consolidated financial statements, etc.

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan; this includes the development, implementation, and maintenance of internal control deemed necessary by management for the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Independent auditors’ responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits as independent auditors. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The audit procedures selected and applied depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. The purpose of an audit is not to express an opinion on the effectiveness of the entity’s internal control. However, in making those risk assessment, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used, the method of their application, and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hitachi Metals, Ltd. and its consolidated subsidiaries as of March 31, 2012, and the results of their operations for the period then ended in accordance with accounting principles generally accepted in Japan.

Interests in the Company

Our firm and engagement partners have no interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

[English Translation of the Auditors’ Report Originally Issued in the Japanese Language]

Audit Committee’s Report

We, the Audit Committee of the Company, have audited the consolidated financial statements (the Consolidated Balance Sheets, the Consolidated Statements of Income, the Consolidated Statements of Changes in Net Assets and Notes to Consolidated Financial Statements) during the 75th fiscal period, from April 1, 2011 to March 31, 2012.

We report the method and the results as follows:

1.	Auditing methods and their contents

Pursuant to the audit policy, assigned duties and other rules determined by the audit committee, we have received reports on consolidated financial statements from executive officers and other personnel and requested explanation therefor as needed. In addition, we have overseen and inspected whether the accounting auditor keeps its independency and conducts appropriate audit. We have received reports on execution of its duties from the accounting auditor and requested explanation therefor as needed. Also, we have received notice from the accounting auditor that it maintains “systems to ensure appropriateness of execution of duties” (items described in each item of Article 131 of the Corporate Accounting Rules) in accordance with “Quality Control Standards for Audits” (October 28, 2005, Business Accounting Council), and requested explanation therefor as needed.

Based on the method above, we have examined consolidated financial statements for the 75th fiscal period.

2.	Results of audit

We certify that the method and results of the audit conducted by Ernst & Young ShinNihon LLC, our accounting auditor, are appropriate.

May 22, 2012

The Audit Committee, Hitachi Metals, Ltd.
Member of the Audit Committee (Full-time):	Hiromi Yoshioka(Seal)
Member of the Audit Committee:	Yasutoshi Noguchi(Seal)
Member of the Audit Committee:	Hisashi Machida (Seal)
Member of the Audit Committee:	Toyoaki Nakamura(Seal)

Note: Members of Audit Committee, Yasutoshi Noguchi, Hisashi Machida and Toyoaki Nakamura are outside directors provided in Article 2, Item 15 and Article 400, Paragraph 3 of the Companies Act.

[English Translation of the Accounting Auditors’ Report Originally Issued in the Japanese Language]

Independent Auditors’ Report

May 21, 2012

Hiroyuki Fujii

Representative Executive Officer,

President and Chief Executive Officer

Hitachi Metals, Ltd.

Ernst & Young ShinNihon LLC

Kiyomi Nakayama (Seal)
Designated Limited Liability Partner
Engagement Partner
Certified Public Accountant

Masami Katakura (Seal)
Designated Limited Liability Partner
Engagement Partner
Certified Public Accountant

Pursuant to the provisions of Article 436, Paragraph 2, Item 1 of the Companies Act of Japan, we have audited the financial statements of Hitachi Metals, Ltd., which comprise the Non-Consolidated Balance Sheets as of March 31, 2012, and the Non-Consolidated Statements of Income and the Non-Consolidated Statements of Changes in Net Assets for the 75th fiscal term from April 1, 2011 to March 31, 2012, and the related Notes to Non-Consolidated Financial Statements as well as the supporting schedules thereto.

Management’s responsibility for the consolidated financial statements, etc.

Management is responsible for the preparation and fair presentation of these financial statements and supporting schedules in accordance with accounting principles generally accepted in Japan; this includes the development, implementation, and maintenance of internal control deemed necessary by management for the preparation and fair presentation of financial statements and supporting schedules that are free from material misstatement, whether due to fraud or error.

Independent auditors’ responsibility

Our responsibility is to express an opinion on the financial statements and supporting schedules based on our audits as independent auditors. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supporting schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and supporting schedules. The audit procedures selected and applied depend on our judgment, including the assessment of the risks of material misstatement of the financial statements and supporting schedules, whether due to fraud or error. The purpose of an audit is not to express an opinion on the effectiveness of the entity’s internal control. However, in making those risk assessment, we consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and supporting schedules in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used, the method of their application, and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and supporting schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit opinion

In our opinion, the financial statements and supporting schedules referred to above present fairly, in all material respects, the financial position of Hitachi Metals, Ltd. as of March 31, 2012, and the results of its operations for the period then ended in accordance with accounting principles generally accepted in Japan.

Interests in the Company

Our firm and engagement partners have no interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

[English Translation of the Auditors’ Report Originally Issued in the Japanese Language]

Audit Committee’s Report

The Audit Committee has conducted an audit concerning the execution of duties by directors and executive officers for the 75th fiscal period from April 1, 2011 to March 31, 2012, and hereby reports the auditing methods and their results as follows.

1.	Auditing methods and their contents

The Audit Committee observed and examined the resolutions of the Board of Directors regarding the organization of the system stipulated in (b) and (e), Item 1, Paragraph 1 of Article 416 of the Companies Act and the system based on said resolutions (internal control systems), we have received periodic reports about the status of the construction and operation of the system from directors, executive officers, and employees, etc., and we have requested explanations from them as necessary and expressed our views on these matters. Also, pursuant to the audit policy, assigned duties and other rules that the audit committee decided, and in cooperation with related departments, we have attended important meetings with, and received reports from and made inquiries to, directors, executive officers and others regarding execution of their duties, inspected important documents of management’s decision making and others; and investigated the status of the business operations and assets at the head office and other main places of business. Also, we have examined basic policies pertaining to individuals controlling decisions on the financing and business of the Company described in the Business Report based on discussions in the Board and other meetings. Meanwhile, we communicated and exchanged information with Directors, Corporate Auditors, etc. of subsidiaries, and received reports from subsidiaries on their operations whenever necessary.

In addition, we also observed and verified that the Account Auditor implemented appropriate audits while maintaining independence, received reports from the Account Auditor on the execution of their duties, and sought explanations whenever necessary. Furthermore, we received notice from the Account Auditor that “The system for ensuring that duties are performed properly” (matters set forth in each item of Article 131 of the Corporate Accounting Rules) is organized in accordance with the “Quality Control Standards for Audits” (Business Accounting Council; October 28, 2005), etc., and sought explanations whenever necessary.

Based on the above methods, we examined the non-consolidated financial statements (balance sheets, statements of income, statements of changes in net assets, and notes to financial statements) and the supporting schedules for the fiscal year under review.

2.	Audit results

(1)	Results of audit of Business Report, etc.

i.	We regard that the business report and the supporting schedules fairly present the state of the Company in accordance with the related laws and regulations and the Articles of Incorporation.

ii.	As for the performance of duties by directors or executive officers, we find no significant evidence of wrongful act or violation of related laws and regulations, nor the Articles of Incorporation.

iii	We regard the content of the resolution by the Board of Directors regarding internal control systems as appropriate, and, furthermore, all actions of Directors and Executive Officers with respect to executing internal control systems were carried out appropriately.

iv.	We regard the basic policies for parties who exercise control over decisions on the financial and operating policies of the Company described in the Business Report as appropriate.

(2)	Results of the audit of non-consolidated financial statements and the supporting schedules

We regard that the auditing methods and results by Ernst & Young ShinNihon LLC are appropriate.

May 22, 2012

The Audit Committee, Hitachi Metals, Ltd.
	Member of the Audit Committee (Full-time):	Hiromi Yoshioka (Seal)
	Member of the Audit Committee:	Yasutoshi Noguchi (Seal)
	Member of the Audit Committee:	Hisashi Machida (Seal)
	Member of the Audit Committee:	Toyoaki Nakamura (Seal)

Note: Members of Audit Committee, Yasutoshi Noguchi, Hisashi Machida and Toyoaki Nakamura are outside directors provided for in Article 2, Item 15 and Article 400, Paragraph 3 of the Companies Act.